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                                                                 EXHIBIT 17.(vi)

                          BB&T VARIABLE INSURANCE FUNDS

                                3435 Stelzer Road
                            Columbus, Ohio 43219-3035
                                 1-800-228-1872

                       STATEMENT OF ADDITIONAL INFORMATION

                                   May 1, 2006

This Statement of Additional Information ("SAI") describes six diversified investment portfolios (the "Funds") of BB&T Variable Insurance Funds, a Massachusetts business trust (the "Trust"). The Funds are the:

     -    BB&T Large Cap VIF (formerly the Large Cap Value VIF);

     -    BB&T Capital Manager Equity VIF;

     -    BB&T Large Cap Growth VIF;

     -    BB&T Mid Cap Growth VIF;

     -    BB&T Special Opportunities Equity VIF; and

     -    BB&T Total Return Bond VIF.

The Trust offers an indefinite number of transferable units of interest ("Shares") of each Fund. Shares of the Funds may be sold to segregated asset accounts ("Separate Accounts") of insurance companies to serve as the investment medium for variable life insurance policies and variable annuity contracts ("Variable Contracts") issued by the insurance companies. Shares of the Funds also may be sold to qualified pension and retirement plans, certain insurance companies, and the investment adviser or administrator of the Funds. The Separate Accounts invest in Shares of the Funds in accordance with allocation instructions received from owners of the Variable Contracts ("Variable Contract Owners").

This SAI is not a Prospectus and is authorized for distribution only when preceded or accompanied by a Prospectus of the Funds, dated May 1, 2006, as supplemented from time to time. This SAI contains more detailed information than that set forth in Prospectuses and should be read in conjunction with the Prospectuses. Copies of the Prospectuses may be obtained by writing the Trust at 3435 Stelzer Road, Columbus, Ohio 43219-3035, or by telephoning the toll free number set forth above.

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                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES........................................    3
   Additional Information on the Capital Manager Equity VIF's Investment
      Policies............................................................    3
   Additional Information on Portfolio Instruments........................    3
   Bank Obligations.......................................................    3
   Commercial Paper.......................................................    4
   Variable Amount Master Demand Notes....................................    4
   Short-Term Obligations.................................................    4
   Corporate Debt Securities..............................................    4
   Short-Term Trading.....................................................    5
   Foreign Investments....................................................    5
   Money Market Funds.....................................................    7
   Standard & Poor's Depositary Receipts and Other Exchange-Traded Funds..    7
   U.S. Government Obligations............................................    8
   Options Trading........................................................    8
   Supranational Organizational Obligations...............................    9
   When-Issued and Delayed-Delivery Securities............................    9
   Mortgage-Related and Asset-Backed Securities...........................   10
   Bond Options...........................................................   11
   Restricted Securities..................................................   11
   Non-Investment Grade Debt Securities...................................   11
   Investments in Municipal Securities....................................   12
   Investment Companies...................................................   12
   Lending of Portfolio Securities........................................   12
   Convertible Securities.................................................   12
   Repurchase Agreements..................................................   13
   Reverse Repurchase Agreements and Dollar Roll Agreements...............   13
   Futures Contracts......................................................   14
   Foreign Currency Transactions..........................................   14
   Foreign Currency Options...............................................   15
   Foreign Currency Futures Transactions..................................   15
INVESTMENT RESTRICTIONS...................................................   16
   Portfolio Turnover.....................................................   17
NET ASSET VALUE...........................................................   17
   Valuation of the Funds.................................................   18
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION............................   18
MANAGEMENT OF THE TRUST...................................................   19
   Management Information.................................................   19
   Board of Trustees......................................................   21
   Securities Ownership...................................................   22
   Trustee Compensation...................................................   22
   Investment Adviser.....................................................   24
   Investment Sub-Advisers................................................   25
   Proxy Voting Policies and Procedures...................................   31
   BB&T Asset Management's Proxy Voting Policies and Procedures...........   31
   Sterling Capital's Proxy Policy and Voting Procedures..................   33
   Portfolio Transactions.................................................   39
   Federal Banking Law....................................................   41
   Administrator..........................................................   41
   Sub-Administrator......................................................   42
   Expenses...............................................................   42
   Custodian, Transfer Agent and Fund Accounting Services.................   42
   Independent Registered Public Accounting Firm..........................   43
   Legal Counsel..........................................................   43
   Code of Ethics.........................................................   43
ADDITIONAL INFORMATION....................................................   43
   Description of Shares..................................................   43
   Vote of a Majority of the Outstanding Shares...........................   44
   Shareholder and Trustee Liability......................................   44
   Disclosure of Portfolio Holdings.......................................   44
   Additional Tax Information.............................................   45
   Miscellaneous..........................................................   51
FINANCIAL STATEMENTS......................................................   51
APPENDIX..................................................................   52


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The Trust is an open-end management investment company which currently offers multiple separate portfolios, each with different investment objectives. This SAI contains information about the following six diversified Funds which, along with the "Underlying Funds" described below, are advised by BB&T Asset Management, Inc. ("BB&T Asset Management" or "Adviser"): the BB&T Large Cap VIF (the "Large Cap VIF"), the BB&T Capital Manager Equity VIF (the "Capital Manager Equity VIF"), the BB&T Large Cap Growth VIF (the "Large Cap Growth VIF"), BB&T Mid Cap Growth VIF (the "Mid Cap Growth VIF"), the BB&T Special Opportunities Equity VIF (the "Special Opportunities Equity VIF") with Scott & Stringfellow, Inc. (a "Sub-Adviser") serving as the sub-adviser, and the BB&T Total Return Bond VIF (the "Total Return Bond VIF") with Sterling Capital Management LLC (also a "Sub-Adviser") serving as the sub-adviser.

Much of the information contained in this SAI expands upon subjects discussed in the Prospectuses of the Funds described above. Capitalized terms not defined herein are defined in such Prospectuses. No investment in a Fund should be made without first reading the Fund's Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

Certain Funds have non-fundamental investment policies obligating such a Fund to commit, under normal market conditions, at least 80% of its assets to particular types of investments suggested by the Fund's name. For purposes of such an investment policy, "assets" includes the Fund's net assets, as well as any amounts borrowed for investment purposes. The following information supplements the investment objectives and policies of the Funds as set forth in the Prospectus.

ADDITIONAL INFORMATION ON THE CAPITAL MANAGER EQUITY VIF'S INVESTMENT POLICIES

The Capital Manager Equity VIF seeks its investment objective by investing in a diversified portfolio of one or more of the following funds (the "Underlying Funds"), all of which are series of the BB&T Funds, an affiliated open-end management investment company: BB&T Equity Index Fund, the BB&T Large Cap Growth Fund, the BB&T Large Cap Fund, the BB&T Mid Cap Growth Fund, the BB&T Mid Cap Value Fund, the BB&T Small Cap Fund, the BB&T International Equity Fund, the BB&T Short U.S. Government Fund (the "BB&T Short Fund"), the BB&T Intermediate U.S. Government Fund, the BB&T Total Return Bond Fund, the BB&T Prime Money Market Fund and the BB&T U.S. Treasury Money Market Fund (the "BB&T U.S. Treasury Fund"). Accordingly, the investment performance of the BB&T Capital Manager Equity VIF is directly related to the performance of the Underlying Funds, which may engage in the investment techniques described below. In addition to shares of the Underlying Funds, for temporary cash management purposes, the BB&T Capital Manager Equity VIF may invest in short-term obligations (with maturities of 12 months or less) consisting of commercial paper (including variable amount master demand notes) and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. These investments are described below under "Additional Information on Portfolio Instruments."

ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

The following policies supplement the investment objectives and policies of the Funds and the Underlying Funds as set forth in the Prospectuses.

The BB&T Equity Index Fund, the BB&T Large Cap Growth Fund, the BB&T Large Cap Fund, the BB&T Mid Cap Growth Fund, the BB&T Mid Cap Value Fund, the BB&T Small Cap Fund, and the BB&T International Equity Fund (each, an "Underlying Fund" as defined above) are also referred to herein as the "BB&T Stock Funds."

Bank Obligations. The Funds and the Underlying Funds (except the BB&T U.S. Treasury Fund) may invest in bank obligations consisting of bankers' acceptances, certificates of deposit, and time deposits.

Bankers' acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Bankers' acceptances invested in by the Funds and the Underlying Funds will be those guaranteed by domestic and foreign banks having, at the time of investment, capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements).

Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return. Certificates of deposit and time deposits will be those of domestic and foreign banks and savings and loan associations, if (a) at the time of investment the depository institution has capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of its most recently published financial statements), or (b) the


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principal amount of the instrument is insured in full by the Federal Deposit
Insurance Corporation.

Commercial Paper. Commercial paper consists of unsecured promissory notes issued by corporations. Except as noted below with respect to variable amount master demand notes, issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

The Funds and the Underlying Funds (except for the BB&T U.S. Treasury Fund), may invest in short-term promissory notes (including variable amount master demand notes) issued by corporations and other entities, such as municipalities, rated at the time of purchase within the two highest categories assigned by a nationally recognized statistical rating organization ("NRSRO") (e.g., A-2 or better by Standard & Poor's Ratings Services ("S&P"), Prime-2 or better by Moody's Investors Service, Inc. ("Moody's") or F-2 or better by Fitch Investors Services ("Fitch")) or, if not rated, determined to be of comparable quality to instruments that are so rated. Note, however, that neither the Large Cap Growth VIF nor the underlying BB&T Total Return Bond Fund may invest in short-term promissory notes issued by municipalities. The Large Cap VIF and the BB&T Large Cap Fund may also invest in Canadian Commercial Paper, which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper, which is U.S. dollar denominated commercial paper of a foreign issuer.

Variable Amount Master Demand Notes. Variable amount master demand notes, in which the Funds and the Underlying Funds (except for the BB&T U.S. Treasury
Fund), may invest, are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Because master demand notes are direct lending arrangements between a Fund or Underlying Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, a Fund or Underlying Fund may demand payment of principal and accrued interest at any time. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes (which are normally manufacturing, retail, financial, and other business concerns) must satisfy the same criteria as set forth above for commercial paper. BB&T and the Sub-Advisers will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand. In determining dollar weighted average portfolio maturity, a variable amount master demand note will be deemed to have a maturity equal to the longer of the period of time remaining until the next interest rate adjustment or the period of time remaining until the principal amount can be recovered from the issuer through demand. The period of time remaining until the principal amount can be recovered under a variable amount master demand note shall not exceed seven days.

Short-Term Obligations. The Funds and the Underlying Funds (except the BB&T U.S. Treasury Fund) may invest in high quality, short-term obligations (with maturities of 12 months or less) such as domestic and foreign commercial paper (including variable amount master demand notes), bankers' acceptances, certificates of deposit, demand and time deposits of domestic and foreign branches of U.S. banks and foreign banks, and repurchase agreements, in order to acquire interest income combined with liquidity. Such investments will be limited to those obligations which, at the time of purchase (i) possess one of the two highest short-term ratings from NRSROs, or (ii) do not possess a rating (i.e., are unrated) but are determined to be of comparable quality to rated instruments eligible for purchase. Under normal market conditions, the Large Cap VIF, the Mid Cap Growth VIF, the Large Cap Growth VIF, the Capital Manager Equity VIF, and the Underlying Funds will limit their investment in short-term obligations to 20% of their total assets. For temporary defensive purposes, these investments may constitute 100% of a Fund's or Underlying Fund's portfolio and, in such circumstances, will constitute a temporary suspension of its attempts to achieve its investment objective.

Corporate Debt Securities. The Funds may invest in U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations or U.S. commercial banks, U.S. dollar-denominated obligations of foreign issuers and debt obligations of foreign issuers denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures and variable rate demand notes. In choosing corporate debt securities on behalf of a Fund, BB&T and the Sub-Advisers may consider (i) general economic and financial conditions; (ii) the specific issuer's (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, (e) fair market value of assets, and (f) in the case of foreign issuers, unique political, economic or social conditions applicable to such issuer's country; and, (iii) other considerations deemed appropriate.

As with other fixed-income securities, medium-grade securities are subject to credit risk and market risk. Market risk relates to changes in a security's value as a result of changes in interest rates. Credit risk relates to the ability of the issuer to make payments of principal and interest.


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Medium-grade securities are generally subject to greater credit risk than comparable higher-rated securities because issuers are more vulnerable to economic downturns, higher interest rates or adverse issuer-specific developments. In addition, the prices of medium-grade securities are generally subject to greater market risk and therefore react more sharply to changes in interest rates. The value and liquidity of medium-grade securities may be diminished by adverse publicity and investor perceptions.

Because certain medium-grade securities are traded only in markets where the number of potential purchasers and sellers, if any, is limited, the ability of the Fund to sell such securities at their fair market value either to meet redemption requests or to respond to changes in the financial markets may be limited.

Particular types of medium-grade securities may present special concerns. The prices of payment-in-kind or zero-coupon securities may react more strongly to changes in interest rates than the prices of other medium-grade securities. Some medium-grade securities in which a Fund may invest may be subject to redemption or call provisions that may limit increases in market value that might otherwise result from lower interest rates while increasing the risk that a Fund may be required to reinvest redemption or call proceeds during a period of relatively low interest rates.

The credit ratings issued by NRSROs are subject to various limitations. For example, while such ratings evaluate credit risk, they ordinarily do not evaluate the market risk of Medium Grade Securities. In certain circumstances, the ratings may not reflect in a timely fashion adverse developments affecting an issuer.

After purchase, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by a Fund. Neither event will require a sale of such security. However, BB&T Asset Management or the Sub-Advisers will consider such event in its determination of whether a Fund should continue to hold the security. A security which has had its rating downgraded or revoked may be subject to greater risk to principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

Short-Term Trading. In order to generate income, the Funds and the Underlying Funds (except the BB&T U.S. Treasury Fund and BB&T Prime Money Market Fund) may engage in the technique of short-term trading. Such trading involves the selling of securities held for a short time, ranging from several months to less than a day. The object of such short-term trading is to increase the potential for capital appreciation and/or income of the Large Cap VIF or an Underlying Fund in order to take advantage of what its adviser or sub-adviser believes are changes in market, industry or individual company conditions or outlook. Any such trading would increase the portfolio turnover rate of the Large Cap VIF or Underlying Fund and its transaction costs.

Foreign Investments. The Funds and the BB&T Stock Funds, may invest in foreign securities through the purchase of American Depositary Receipts ("ADRs") or the purchase of securities on domestic or foreign securities exchanges. However, each of the Funds and the BB&T Stock Funds will not do so if immediately after a purchase and as a result of the purchase the total value of such foreign securities owned by such Fund or Underlying Fund would exceed 25% of the value of its total assets.

From time to time the BB&T International Equity Fund may invest more than 25% of its total assets in the securities of issuers located in Japan, France, Germany, and the United Kingdom. Investments of 25% of more of the BB&T International Equity Fund's total assets in these or any other country will make this Underlying Fund's performance more dependent upon the political and economic circumstances of a particular country than a mutual fund that is more widely diversified among issuers in different countries. For example, in the past, events in the Japanese economy as well as social developments and natural disasters have affected Japanese securities and currency markets, and have periodically disrupted the relationship of the Japanese yen with other currencies and with the U.S. dollar.

Investment in foreign securities is subject to special investment risks that differ in some respects from those related to investments in securities of U.S. domestic issuers. Such risks include political, social or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of the imposition of exchange controls, expropriation, limits on removal of currency or other assets, nationalization of assets, foreign withholding and income taxation, and foreign trading practices (including higher trading commissions, custodial charges and delayed settlements). Such securities may be subject to greater fluctuations in price than securities issued by U.S. corporations or issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The markets on which such securities trade may have less volume and liquidity, and may be more volatile than securities markets in the U.S. In addition, there may be less publicly available information about a foreign company than about a U.S. domiciled company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. domestic companies. There is generally less government regulation of securities exchanges,


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brokers and listed companies abroad than in the U.S. Confiscatory taxation or diplomatic developments could also affect investment in those countries. In addition, foreign branches of U.S. banks, foreign banks and foreign issuers may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks and U.S. domestic issuers.

Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a U.S. company. Volume and liquidity in most foreign bond markets are less than in the U.S., and securities of many foreign companies are less liquid and more volatile than securities of comparable U.S. companies. Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on U.S. exchanges, although an Underlying Fund will endeavor to achieve the most favorable net results on portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers, dealers and listed companies than in the U.S., thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities.

Foreign markets also have different clearance and settlement procedures, and in certain markets, there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of an Underlying Fund investing in foreign markets is uninvested and no return is earned thereon. The inability of such an Underlying Fund to make intended security purchases due to settlement problems could cause an Underlying Fund to miss attractive investment opportunities. Losses to an Underlying Fund due to subsequent declines in the value of portfolio securities, or losses arising out of an inability to fulfill a contract to sell such securities, could result in potential liability to the Underlying Fund. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect the investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

The BB&T International Equity Fund may invest its assets in countries with emerging economies or securities markets. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristics of more developed countries. Some of these countries may have in the past failed to recognize private property rights and have at time nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of investments in these countries and the availability to the BB&T International Equity Fund of additional investments in emerging market countries. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make investments in the countries illiquid and more volatile than investments in Japan or most Western European countries. There may be little financial or accounting information available with respect to issuers located in certain emerging market countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers. The BB&T International Equity Fund intends to limit its investment in countries with emerging economies or securities markets to 20% of its total assets.

In many instances, foreign debt securities may provide higher yields than securities of domestic issuers which have similar maturities and quality. Under certain market conditions these investments may be less liquid than the securities of U.S. corporations and are certainly less liquid than securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Finally, in the event of a default of any such foreign debt obligations, it may be more difficult to obtain or to enforce a judgment against the issuers of such securities.

If a security is denominated in foreign currency, the value of the security to an Underlying Fund will be affected by changes in currency exchange rates and in exchange control regulations, and costs will be incurred in connection with conversions between currencies. Currency risks generally increase in lesser developed markets. Exchange rate movements can be large and can endure for extended periods of time, affecting either favorably or unfavorably the value of an Underlying Fund's assets. The value of the assets of an Underlying Fund as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

A change in the value of any foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of securities denominated in that currency. Such changes will also affect the income and distributions to Shareholders of a Fund or an Underlying Fund investing in foreign markets. In addition, although an Underlying Fund will receive income on foreign securities in such currencies, it will be required to compute and distribute income in U.S. dollars. Therefore, if the exchange rate for any such


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currency declines materially after income has been accrued and translated into
U.S. dollars, an Underlying Fund could be required to liquidate portfolio securities to make required distributions. Similarly, if an exchange rate declines between the time an Underlying Fund incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars in order to pay such expenses in U.S. dollars will be greater.

For many foreign securities, U.S. dollar denominated ADRs, which are traded in the United States on exchanges or over-the-counter, are issued by domestic banks. ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. ADRs do not eliminate all the risk inherent in investing in the securities of foreign issuers' stock. However, by investing in ADRs rather than directly in foreign issuers' stock, an Underlying Fund can avoid currency risks during the settlement period for either purchase or sales.

In general, there is a large, liquid market in the United States for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject. Certain ADRs, typically those denominated as unsponsored, require the holders thereof to bear most of the costs of such facilities, while issuers of sponsored facilities normally pay more of the costs thereof. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through the voting rights to facility holders with respect to the deposited securities, whereas the depository of a sponsored facility typically distributes shareholder communications and passes through the voting rights.

The Large Cap Growth VIF, the Mid Cap Growth VIF, and the BB&T International Equity Fund may invest in both sponsored and unsponsored ADRs, and the BB&T International Equity Fund may invest in European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other similar global instruments. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR, and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuers may not be as current as for sponsored ADRs, EDRs, and GDRs, and the prices of unsponsored depositary receipts may be more volatile than if such instruments were sponsored by the issuer.

Money Market Funds. The Funds and each of the Underlying Funds (except for the BB&T U.S. Treasury Fund) may invest up to 5% of the value of its total assets in the securities of any one money market fund (including shares of certain affiliated money market funds pursuant to an order from the Securities and Exchange Commission), provided that no more than 10% of such Fund's or Underlying Fund's total assets may be invested in the securities of money market funds in the aggregate. In addition, the BB&T International Equity Fund may purchase shares of investment companies investing primarily in foreign securities, including so-called "country funds," which have portfolios consisting exclusively of securities of issuers located in one country.

In order to avoid the imposition of additional fees as a result of investments by the Funds and the Underlying Funds (except for the BB&T U.S. Treasury Fund) in shares of affiliated money market funds, BB&T, BISYS Fund Services ("BISYS"), and their affiliates will not retain any portion of their usual service fees that are attributable to investments in shares of the affiliated money market funds. No sales charges, contingent deferred sales charges, 12b-1 fees, or other underwriting or distribution fees will be incurred in connection with their investments in the affiliated money market funds. The Funds and the Underlying Funds will vote their shares of each of the affiliated money market funds in proportion to the vote by all other shareholders of such fund. Moreover, neither the Funds nor any Underlying Fund may own more than 3% of the outstanding shares of a single affiliated money market fund.

Standard & Poor's Depositary Receipts and Other Exchange-Traded Funds. The Large Cap VIF, Large Cap Growth VIF, the Mid Cap Growth VIF, Special Opportunities Equity VIF and the BB&T Stock Funds may invest in Standard & Poor's Depositary Receipts ("SPDRs"). SPDRs represent interests in trusts sponsored by a subsidiary of the American Stock Exchange, Inc. and are structured to provide investors proportionate undivided interests in a securities portfolio constituting substantially all the common stocks (in substantially the same weighting) as the component common stocks of a particular Standard & Poor's Index ("S&P Index"), such as the S&P 500. SPDRs are not redeemable, but are exchange traded. SPDRs represent interests in an investment company that is not actively managed, and instead holds securities in an effort to track the performance of the pertinent S&P Index and not for the purpose of selecting securities that are considered superior investments. The results of SPDRs will not replicate exactly the performance of the pertinent S&P Index due to reductions in the SPDRs' performance attributable to transaction and other expenses, including fees to service providers, borne by the SPDRs. SPDRs distribute dividends on a quarterly basis. The Large Cap VIF, the Large Cap Growth VIF, the Mid Cap Growth VIF or an Underlying Fund must limit investments in an SPDR to 5% of its

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total assets and 3% of the outstanding voting securities of the SPDR issuer.
Moreover, the Large Cap VIF, the Large Cap Growth VIF, the Mid Cap Growth VIF's or Underlying Fund's investments in SPDRs, when aggregated with all other investments in investment companies, may not exceed 10% of the total assets a Fund or the Underlying Fund.

The Special Opportunities Equity VIF may also invest in NASDAQ-100 Index Tracking Stock ("NASDAQ 100s") and Dow Jones DIAMONDS ("Diamonds"), which are interests in a unit investment trust ("UIT") that may be obtained from the UIT or purchased in the secondary market. NASDAQ 100s and DIAMONDS are listed on the American Stock Exchange. The Special Opportunities Equity VIF must limit investments in SPDR, NASDAQ 100s and DIAMONDS to 5% of its total assets and 3% of the outstanding voting securities of the Index-Based Investment issuer. Moreover, the Special Opportunities Equity VIF, investments in SPDR, NASDAQ 100s and DIAMONDS when aggregated with all other investments in investment companies, may not exceed 10% of the total assets a Fund.

U.S. Government Obligations. The BB&T U.S. Treasury Fund may invest in U.S. Government securities to the extent that they are obligations issued or guaranteed by the U.S. Treasury. The Funds and each of the other Underlying Funds may invest in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, including bills, notes and bonds issued by the U.S. Treasury, as well as "stripped" U.S. Treasury obligations such as Treasury Receipts issued by the U.S. Treasury representing either future interest or principal payments. Stripped securities are issued at a discount to their "face value," and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The stripped Treasury obligations in which the Funds and Underlying Funds may invest do not include Certificates of Accrual on Treasury Securities ("CATS") or Treasury Income Growth Receipts ("TIGRs").

Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association ("GNMA"), are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association ("FNMA"), are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Student Loan Marketing Association ("SLMA"), are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Bank, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law. Each Fund or Underlying Fund will invest in the obligations of such agencies or instrumentalities only when BB&T Asset Management or a Sub-Adviser believes that the credit risk with respect thereto is minimal.

The Funds and the Underlying Funds (except the BB&T Capital Manager Equity, BB&T U.S. Treasury Fund and the BB&T International Equity Fund) may also invest in "zero coupon" U.S. Government securities. These securities tend to be more volatile than other types of U.S. Government securities. Zero coupon securities are debt instruments that do not pay current interest and are typically sold at prices greatly discounted from par value. The return on a zero coupon obligation, when held to maturity, equals the difference between the par value and the original purchase price.

Options Trading. The Funds and the BB&T Stock Funds may purchase put and call options on securities. The BB&T International Equity Fund also may purchase put and call options on foreign currencies, subject to its applicable investment policies, for the purposes of hedging against market risks related to its portfolio securities and adverse movements in exchange rates between currencies, respectively. The Funds may also engage in writing covered call options (options on securities or currencies owned by the Funds or the BB&T Stock Funds). A call option gives the purchaser the right to buy, and a writer has the obligation to sell, the underlying security or foreign currency at the stated exercise price at any time prior to the expiration of the option, regardless of the market price or exchange rate of the security or foreign currency, as the case may be. The premium paid to the writer is consideration for undertaking the obligations under the option contract. A put option gives the purchaser the right to sell the underlying security or foreign currency at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price or exchange rate of the security or foreign currency, as the case may be. Put and call options will be valued at the last sale price, or in the absence of such a price, at the mean between bid and asked price.

When a portfolio security or currency subject to a call option is sold, a Fund or an Underlying Fund will effect a "closing purchase transaction" -- the purchase of a call option on the same security or currency with the same exercise price and expiration date as the call option which the Fund or Underlying Fund previously has written. If the Fund or Underlying Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security or currency until the option expires or the Fund or Underlying Fund delivers the underlying security or currency upon exercise. In addition, upon the exercise of a call option by the holder thereof, the Fund or Underlying Fund will forego the potential benefit represented by market appreciation over the exercise price. Under normal conditions, it is not expected that the Funds or an Underlying Fund will cause the underlying value of portfolio securities and/or currencies subject to such options to exceed 25% of its total assets.

When a Fund or an Underlying Fund writes an option, an amount equal to the net premium (the premium less the commission) received by the Fund or Underlying Fund is included in the liability section of its statement of assets and liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date, or if a Fund or Underlying Fund enters into a closing purchase transaction, it will realize a gain (or a loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option is exercised, a Fund or Underlying Fund may deliver the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received a Fund or Underlying Fund will realize a gain or loss.

The Funds and the BB&T Stock Funds also may purchase index put and call options and write covered index options. Index options (or options on securities indices) are similar in many respects to options on securities except that an index option gives the holder the right to receive, upon exercise, cash instead of securities, if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.

Because index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific securities, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. The Funds and the BB&T Stock Funds will segregate assets or otherwise cover index options that would require it to pay cash upon exercise.

Supranational Organizational Obligations. The Funds may purchase debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

When-Issued and Delayed-Delivery Securities. The Funds and Underlying Funds (except the BB&T U.S. Treasury Fund) may purchase securities on a "when-issued" or "delayed-delivery" basis (i.e., for delivery beyond the normal settlement date at a stated price and yield). In addition, the BB&T Special Opportunities Equity VIF, BB&T Large Cap Growth VIF, the Large Cap VIF, the Mid Cap Growth VIF, the BB&T Small Cap Fund, the BB&T International Equity Fund, the BB&T Mid Cap Growth Fund, the BB&T Mid Cap Value Fund, and the BB&T Prime Money Market Fund, may sell securities on a "forward commitment" basis. The Funds and Underlying Funds will engage in when-issued and delayed-delivery transactions only for the purpose of acquiring portfolio securities consistent with its investment objective and policies, not for investment leverage. When-issued securities involve a risk that the yield obtained in the transaction will be less than that available in the market when delivery takes place. The Funds and Underlying Funds will not pay for such securities or start earning interest on them until they are received.

When a Fund or Underlying Fund agrees to purchase securities on a "when-issued" or "delayed-delivery" basis, its custodian will segregate cash or liquid securities equal to the amount of the commitment. Normally, the custodian will set aside securities to satisfy the purchase commitment, and in such a case, a Fund or Underlying Fund may be required subsequently to segregate additional assets in order to assure that the value of the segregated assets remains equal to the amount of its commitment It may be expected that the Fund or Underlying Fund investing in securities on a when-issued or delayed delivery basis, net assets will fluctuate to a greater degree when it sets aside securities to cover such purchase commitments than when it sets aside cash. In addition, because the Fund or Underlying Fund will set aside cash or liquid securities to satisfy its purchase commitments in the manner described above, its liquidity and the ability of its investment adviser to manage it might be affected in the event its commitments to purchase "when-issued" or "delayed-delivery" securities ever exceeded 25% of the value of its assets. Under normal market conditions, however, the Fund's or Underlying Fund's commitment to purchase "when-issued" or "delayed-delivery" securities will not exceed 25% of the value of the Fund's or Underlying Fund's total assets.

When a Fund or Underlying Fund engages in "when-issued" or "delayed-delivery" transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in a Fund or Underlying Fund incurring a loss or missing the opportunity to obtain a price or yield considered to be advantageous.

Mortgage-Related and Asset-Backed Securities. Investments in these and other derivative securities will not be made for purposes of leverage or speculation, but rather primarily for conventional investment or hedging purposes, liquidity, flexibility and to capitalize on market inefficiencies. Each Fund or Underlying Fund may, consistent with its investment objective and policies, invest in mortgage-related securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities. In addition, each may invest in mortgage-related securities issued by nongovernmental entities, provided, however, that to the extent a Fund or Underlying Fund purchases mortgage-related securities from such issuers which may, solely for purposes of the Investment Company Act of 1940, as amended ("1940 Act"), be deemed to be investment companies, a Fund or Underlying Fund's investment in such securities will be subject to the limitations on its investment in investment company securities.

Mortgage-related securities, for purposes of the Funds' Prospectuses and this SAI, represent pools of mortgage loans assembled for sale to investors by various governmental agencies such as GNMA and government-related organizations such as FNMA and the Federal Home Loan Mortgage Corporation ("FHLMC"), as well as by nongovernmental issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. If a Fund or Underlying Fund purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether resulting from changes in interest rates or prepayments in the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true, since in periods of declining interest rates the mortgages underlying the securities are prone to prepayment, thereby shortening the average life of the security and shortening the period of time over which income at the higher rate is received. When interest rates are rising, though, the rate of prepayment tends to decrease, thereby lengthening the period of time over which income at the lower rate is received. For these and other reasons, a mortgage-related security's average maturity may be shortened or lengthened as a result of interest rate fluctuations and, therefore, it is not possible to predict accurately the security's return. In addition, regular payments received in respect of mortgage-related securities include both interest and principal. No assurance can be given as to the return the Funds or Underlying Funds will receive when these amounts are reinvested.

There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage related securities and among the securities that they issue. Mortgage-related securities issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-related securities issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to the timely payment of the principal and interest by FNMA. Mortgage-related securities issued by FHLMC include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "Pcs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to the timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or the timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

The Funds and each Underlying Fund (except the BB&T Capital Manager Equity Fund, BB&T U.S. Treasury Fund, the BB&T International Equity Fund, and the BB&T Prime Money Market Fund) may invest in Collateralized Mortgage Obligation ("CMOs"). CMOs may include stripped mortgage securities. Such securities are derivative multi-class mortgage securities issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Stripped mortgage securities are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving all of the interest from the mortgage assets (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the securities' yield to maturity. Generally, the market value of the PO class is unusually volatile in response to changes in interest rates. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Fund or Underlying Fund may fail to fully recoup its initial investment in these securities even if the security is rated in the highest rating category.

Like mortgages underlying mortgage-backed securities, automobile sales contracts or credit card receivables underlying asset-backed securities are subject to prepayment, which may reduce the overall return to certificate holders. Nevertheless, principal prepayment rates tend not to vary much with interest rates, and the short-term nature of the underlying car loans or other receivables tends to dampen the impact of any change in the prepayment level. Certificate holders may also experience delays in prepayment on the certificates if the full amounts due on underlying sales contracts or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. In certain market conditions, asset-backed securities may experience volatile fluctuations in value and periods of illiquidity. If consistent with its investment objective and policies, a Fund or Underlying Fund may invest in other asset-backed securities that may be developed in the future.

Bond Options. The Total Return Bond VIF may purchase put and call options and write covered put and call options on securities in which that Fund may invest directly, and that are traded on registered domestic securities exchanges or that result from separate, privately negotiated transactions with primary U.S. Government securities dealers recognized by the Board of Governors of the Federal Reserve System (i.e., over-the-counter (OTC) options).

Restricted Securities. "Section 4(2) securities" are securities which are issued in reliance on the "private placement" exemption from registration which is afforded by section 4(2) of the Securities Act of 1933 (the "1933 Act"). The BB&T Prime Money Market Fund will not purchase section 4(2) securities which have not been determined to be liquid in excess of 10% of its net assets. The Funds and the Underlying BB&T Funds (other than the BB&T U.S. Treasury Fund) will not purchase section 4(2) securities which have not been determined to be liquid in excess of 15% of its net assets. Section 4(2) securities are restricted as to disposition under the federal securities laws, and generally are sold to institutional investors such as the Funds or Underlying Funds which agree that they are purchasing the securities for investment and not with a view to public distribution. Any resale must also generally be made in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors through or with the assistance of the issuer or investment dealers who make a market in such section 4(2) securities, thus providing liquidity. BB&T, the Sub-Advisers and each sub-adviser to an Underlying BB&T Fund has been delegated the day-to-day authority to determine whether a particular issue of section 4(2) securities, including those eligible for resale under Rule 144A under the 1933 Act, should be treated as liquid. Rule 144A provides a safe-harbor exemption from the registration requirements of the 1933 Act for resales to "qualified institutional buyers" as defined in Rule 144A. With the exception of registered broker-dealers, a qualified institutional buyer must generally own and invest on a discretionary basis at least $100 million in securities.

BB&T Asset Management or the Sub-Advisers may deem section 4(2) securities liquid if it believes that, based on the trading markets for such security, such security can be disposed of within seven days in the ordinary course of business at approximately the amount at which the Funds or Underlying Fund has valued the security. In making such determination, the following factors, among others, may be deemed relevant: (i) the credit quality of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; and (v) the nature of the security and the nature of market-place trades.

Treatment of section 4(2) securities as liquid could have the effect of decreasing the level of the Large Cap VIF's or Underlying Fund's liquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.

Non-Investment Grade Debt Securities. The Funds may invest in debt securities rated below investment grade, also known as junk bonds. These securities are regarded as predominately speculative. Securities rated below investment grade generally provide a higher yield than higher rated securities of similar maturity, but are not subject to a great degree of risk that the issue may not be able to make principal and interest payments. Issuers of these securities may not be as strong financially as those issuing higher rated securities. Such high yield issuers may include smaller, less creditworthy companies or highly indebted firms.

The value of high yield securities may fluctuate more than the value of higher rated securities, since high yield securities tend to reflect short-term corporate and market developments to a greater extent than higher rated securities. Thus, periods of economic uncertainty and change can result in the increased volatility of market prices of high yield bonds and of the Fund's net asset value. Additional risks of high yield securities include limited liquidity and secondary market support. As a result, the prices of high yield securities may decline rapidly in the event that a significant number of holders decide to sell. Issuers of high yield securities also are more vulnerable to real or perceived economic changes, political changes or adverse developments specific to the issuer. A projection of an economic downturn, for example, could cause the price of these securities to decline because a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. In the event of a default, a Fund would experience a decline in the value of its investment. In addition, a long-term track record on bond default rates, such as that for investment grade corporate bonds, does not exist for the high yield market. It may be that future default rates on high-yield bonds will be more widespread and higher than in the past, especially during periods of deteriorating economic conditions.

The market prices of debt securities generally fluctuate with changes in interest rates so that these Funds' net asset values can be expected to decrease as long-term interest rates rise and to increase as long-term rates fall. The market prices of high yield securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes and tend to be more volatile than securities which pay interest periodically.

Credit quality in the high yield market can change suddenly and unexpectedly, and even recently-issued credit ratings may not fully reflect the actual risks posed by a particular high-yield security. The Total Return Bond VIF will limit its investments in non-investment grade securities to 25% of its total assets. Subject to SEC restrictions, a Fund may invest in such securities by investing in investment companies that primarily invest in non-investment grade securities.

Investments in Municipal Securities. The Total Return Bond VIF may, when deemed appropriate by BB&T and consistent with the investment objective of the Fund, invest in obligations of state and local governmental issuers which carry taxable yields that are comparable to yields of other fixed income instruments of comparable quality, or which BB&T believes offer the potential for capital appreciation. Municipal obligations may include bonds which may be categorized as either "general obligation" or "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are secured by the net revenue derived from a particular facility or group of facilities or, in some cases, the proceeds of a special excise or other specific revenue source, but not by the general taxing power of the issuer.

The Total Return Bond VIF may also invest in municipal notes rated at least MIG-1 by Moody's or SP-1 by S&P. Municipal notes will consist of tax anticipation notes, bond anticipation notes, revenue anticipation notes and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.

The Fund also may invest in municipal commercial paper, provided such commercial paper is rated at least "Prime-1" by Moody's or "A-1" by S&P or, if unrated, is of comparable investment quality as determined by BB&T.

The Total Return Bond VIF may also invest in taxable municipal obligations. Taxable municipal obligations are typically issued by municipalities or their agencies for purposes which do not qualify for federal tax exemption, but do qualify for state and local tax exemption ("Taxable Municipal Obligations"). These debt obligations are issued to finance the cost of buying, building or improving various projects, such as sporting facilities, health care facilities, housing projects, electric, water and sewer utilities, and colleges or universities. Generally, payments on these debt obligations depend on the revenues generated by the projects, excise taxes or state appropriations, or the debt obligations can be backed by the government's taxing power. Due to federal taxation, Taxable Municipal Obligations offer yields more comparable to other taxable sectors such as corporate bonds or agency bonds than to other municipal obligations. These debt obligations are federally taxable to individuals but may be exempt from state and local taxes.

Investment Companies. The Funds may invest in securities issued by other investment companies, including, but not limited to, money market investment companies, within the limits prescribed by the 1940 Act, and also may invest in other types of pooled investment vehicles. As a shareholder of another investment company or pooled investment vehicle, a Fund would bear, along with other shareholders, its pro rata portion of the expenses of such other investment company or pooled investment vehicle, including advisory fees. These expenses would be in addition to the advisory and other expenses that a Fund bears directly in connection with its own operations, and may represent a duplication of fees to Shareholders of a Fund.

Lending of Portfolio Securities. In order to generate additional income the Funds and Underlying Funds may, from time to time, lend portfolio securities to broker-dealers, banks or institutional borrowers of securities. The Funds and Underlying Funds must receive 100% collateral in the form of cash or U.S. Government securities. This collateral must be valued daily, and should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lender. During the time portfolio securities are on loan, the borrower pays the lender any dividends or interest paid on such securities. Loans are subject to termination by the lender or the borrower at any time. While the Funds and Underlying Funds do not have the right to vote securities on loan, each intends to terminate the loan and regain the right to vote if that is considered important with respect to the investment. In the event the borrower defaults on its obligation to a Fund or Underlying Fund, it could experience delays in recovering its securities and possible capital losses. The Funds and Underlying Funds will only enter into loan arrangements with broker-dealers, banks or other institutions determined to be creditworthy under guidelines established by the relevant Board of Trustees that permit a Fund or Underlying Fund to loan up to 33 1/3% of the value of its total assets.

Convertible Securities. The Funds and Underlying Funds (except the BB&T Prime Money Market Fund, the BB&T U.S. Treasury Fund, the BB&T Short Fund, and the BB&T Intermediate Fund) may invest in convertible securities. Convertible securities are fixed income securities that may be exchanged or converted into a predetermined number of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. The Funds and Underlying Funds will invest in convertible securities that are rated "BBB" or "Baa" or higher.

Securities rated "BB" or "Ba" or lower either have speculative characteristics or are speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligations. There is no lower limit with respect to rating categories for convertible securities in which the Large Cap VIF may invest. Corporate debt obligations are "investment grade" if they are rated "BBB" or higher by S&P or "Baa" or higher by Moody's or, if unrated, are determined to be of comparable quality. Debt obligations that are not determined to be investment grade are high yield, high risk bonds, typically subject to greater market fluctuations and greater risk of loss of income and principal due to an issuer's default. To a greater extent than investment grade securities, lower rated securities tend to reflect short-term corporate, economic and market developments, as well as investor perceptions of the issuer's credit quality. High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The market prices of debt securities also generally fluctuate with changes in interest rates. In addition, the secondary trading market for high yield securities may be less liquid than the market for higher grade securities. In addition, lower rated securities may be more difficult to dispose of or to value than high-rated, lower-yielding securities.

Convertible bonds and convertible preferred stocks are fixed income securities that generally retain the investment characteristics of fixed income securities until they have been converted but also react to movements in the underlying equity securities. The holder is entitled to receive the fixed income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. Usable bonds are corporate bonds that can be used in whole or in part, customarily at full face value, in lieu of cash to purchase the issuer's common stock.

When owned as part of a unit along with warrants, which are options to buy the common stock, they function as convertible bonds, except that the warrants generally will expire before the bond's maturity. Convertible securities are senior to equity securities, and, therefore, have a claim to assets of the corporation prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same company. The interest income and dividends from convertible bonds and preferred stocks provide a stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality.

A Fund will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock in instances in which, in the opinion of the adviser, or sub-adviser, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objective. Otherwise, a Fund will hold or trade the convertible securities. In selecting convertible securities for the Fund, the adviser or sub-adviser evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the adviser or sub-adviser may consider numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

As with all fixed income securities, the market values of convertible securities tend to increase when interest rates decline and, conversely, tend to decline when interest rates increase.

Repurchase Agreements. Securities held by the Funds and Underlying Funds may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund or Underlying Fund would acquire securities from member banks of the Federal Deposit Insurance Corporation and registered broker-dealers that BB&T Asset Management or a Sub-Adviser deems creditworthy, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price, which includes interest negotiated on the basis of current short-term rates. The seller under a repurchase agreement will be required to maintain at all times the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, a Fund or Underlying Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement. Securities subject to repurchase agreements will be held by a Fund's or Underlying Fund's custodian or another qualified custodian, as appropriate, or in the Federal Reserve/Treasury book-entry system.

Reverse Repurchase Agreements and Dollar Roll Agreements. The Funds and Underlying Funds may also enter into reverse repurchase agreements and dollar roll agreements in accordance with applicable investment restrictions. Pursuant to such reverse repurchase agreements, a Fund or Underlying Fund would sell certain of its securities to financial institutions such as banks and broker-dealers, and agree to repurchase them, or substantially similar securities in the case of a dollar roll agreement, at a mutually agreed upon date and price. A dollar roll agreement is analogous to a reverse repurchase agreement, with a Fund or Underlying Fund selling mortgage-backed securities for delivery in the current month and simultaneously contracting to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. At the time a Fund or Underlying Fund enters into a reverse repurchase agreement or dollar roll agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid securities consistent with its investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently continually monitor the account to ensure that such equivalent value is maintained at all times. Reverse repurchase agreements and dollar roll agreements involve the risk that the market value of securities to be purchased by a Fund or Underlying Fund may decline below the price at which it is obligated to repurchase the securities, or that the other party may default on its obligation, so that a Fund or Underlying Fund is delayed or prevented from completing the transaction.

Futures Contracts. The Funds and Underlying Funds (other than the U.S. Treasury Money Market Fund and the Prime Money Market Fund) may invest in futures contracts and options thereon (interest rate futures contracts or index futures contracts, as applicable). The value of a Fund's contracts may approach, but will not exceed, 100% of the Fund's total net assets.

The Funds or Underlying Funds may engage in such futures contracts in an effort to hedge against market risks and to manage its cash position, but not for leveraging purposes. This investment technique is designed primarily to hedge against anticipated future changes in market conditions or foreign exchange rates which otherwise might adversely affect the value of securities which a Fund or Underlying Fund holds or intends to purchase. For example, when interest rates are expected to rise or market values of portfolio securities are expected to fall, the Funds or Underlying Funds can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, a Fund or Underlying Fund, through the purchase of such contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

The acquisition of put and call options on futures contracts will, respectively, give the Funds or Underlying Funds the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period.

Futures transactions involve brokerage costs and require the Funds or Underlying Funds to segregate liquid assets, such as cash, U.S. Government securities or other liquid securities to cover its obligation under such contracts. A Fund or an Underlying Fund may lose the expected benefit of futures transactions if interest rates, securities prices or foreign exchange rates move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Funds or Underlying Funds had not entered into any futures transactions. In addition, the value of a Fund's or Underlying Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities and foreign currencies, limiting the Fund's or Underlying Fund's ability to hedge effectively against interest rate, foreign exchange rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

Pursuant to claims for exemption filed with the Commodity Futures Trading Commission ("CFTC") and/or the National Futures Association on behalf of the Funds and the Adviser, the Funds and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Funds' exemption filing with respect to their use of futures contracts are no longer applicable.

Foreign Currency Transactions. The value of the assets of the BB&T International Equity Fund, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Underlying Fund may incur costs in connection with conversions between various currencies. The BB&T International Equity Fund will conduct foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through forward contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract ("forward currency contract") involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The BB&T International Equity Fund may enter into forward currency contracts in order to hedge against adverse movements in exchange rates between currencies.

By entering into a forward currency contract in U.S. dollars for the purchase or sale of the amount of foreign currency involved in an underlying security transaction, the BB&T International Equity Fund is able to protect itself against a possible loss between trade and settlement dates resulting from an adverse change in the relationship between the U.S. dollar and such foreign currency. However, this tends to limit potential gains which might result from a positive change in such currency relationships. The BB&T International Equity Fund may also hedge foreign currency exchange rate risk by engaging in a currency financial futures and options transactions, which are described below. The forecasting of short-term currency market movements is extremely difficult and whether such a short-term hedging strategy will be successful is highly uncertain.

It is impossible to forecast with precision the market value of portfolio securities at the expiration of a forward currency contract. Accordingly, it may be necessary for the BB&T International Equity Fund to purchase additional currency on the spot market if the market value of the security is less than the amount of foreign currency such Underlying Fund is obligated to deliver when a decision is made to sell the security and make delivery of the foreign currency in settlement of a forward contract. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency such Underlying Fund is obligated to deliver.

If the BB&T International Equity Fund retains the portfolio security and engages in an offsetting transaction, it will incur a gain or a loss to the extent that there has been movement in forward currency contract prices. If the BB&T International Equity Fund engages in an offsetting transaction, it may subsequently enter into a new forward currency contract to sell the foreign currency. Although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase. The BB&T International Equity Fund will have to convert their holdings of foreign currencies into U.S. dollars from time to time. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies.

The BB&T International Equity Fund's custodian bank segregates cash or liquid securities in an amount not less than the value of the Underlying Fund's total assets committed to forward currency contracts entered into for the purchase of a foreign security. If the value of the securities segregated declines, additional cash or securities are added so that the segregated amount is not less than the amount of the Underlying Fund's commitments with respect to such contracts. The BB&T International Equity Fund generally does not enter into a forward contract with a term longer than one year.

Foreign Currency Options. A foreign currency option provides the BB&T International Equity Fund, as the option buyer, with the right to buy or sell a stated amount of foreign currency at the exercise price at a specified date or during the option period. A call option gives its owner the right, but not the obligation, to buy the currency, while a put option gives its owner the right, but not the obligation, to sell the currency. The option seller (writer) is obligated to fulfill the terms of the option sold if it is exercised. However, either seller or buyer may close its position during the option period in the secondary market for such options any time prior to expiration.

A call rises in value if the underlying currency appreciates. Conversely, a put rises in value if the underlying currency depreciates. While purchasing a foreign currency option can protect the BB&T International Equity Fund against an adverse movement in the value of a foreign currency, it does not limit the gain which might result from a favorable movement in the value of such currency. For example, if the BB&T International Equity Fund was holding securities denominated in an appreciating foreign currency and had purchased a foreign currency put to hedge against a decline in the value of the currency, it would not have to exercise its put.

Similarly, if the BB&T International Equity Fund has entered into a contract to purchase a security denominated in a foreign currency and had purchased a foreign currency call to hedge against a rise in the value of the currency but instead the currency had depreciated in value between the date of purchase and the settlement date, the BB&T International Equity Fund would not have to exercise its call but could acquire in the spot market the amount of foreign currency needed for settlement.

Foreign Currency Futures Transactions. As part of its financial futures transactions, the BB&T International Equity Fund may use foreign currency futures contracts and options on such futures contracts. Through the purchase or sale of such contracts, an Underlying Fund may be able to achieve many of the same objectives as through forward foreign currency exchange contracts more effectively and possibly at a lower cost.

Unlike forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currency futures contracts are standardized as to amount and delivery period and may be traded on boards of trade and commodities exchanges or directly with a dealer which makes a market in such contracts and options. It is anticipated that such contracts may provide greater liquidity and lower cost than forward foreign currency exchange contracts.

                             INVESTMENT RESTRICTIONS

The following investment restrictions may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund (as defined under "ADDITIONAL INFORMATION -- Vote of a Majority of the Outstanding Shares" in this SAI). Unless expressly designated as fundamental, all policies and procedures of the Funds may be changed by the Board of Trustees without shareholder approval.

None of the Funds will:

     1. Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; (c) the Capital Manager Equity VIF may invest more than 25% of its total assets in investment companies, or portfolios thereof, that are Underlying Funds of such Fund; and
(d) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry;

     2. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that 25% or less of the value of a Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. There is no limit to the percentage of assets that the Capital Manager Equity VIF may invest in any investment company;

     3. Borrow money or issue senior securities, except that a Fund may borrow from banks or brokers, in amounts up to 10% of the value of its total assets at the time of such borrowing. A Fund will not purchase securities while its borrowings exceed 5% of its total assets;

     4. Make loans, except that a Fund may purchase or hold debt instruments and lend portfolio securities (in an amount not to exceed one-third of its total assets), in accordance with its investment objective and policies, make time deposits with financial institutions and enter into repurchase agreements;

     5. Underwrite the securities issued by other persons, except to the extent that a Fund may be deemed to be an underwriter under certain securities laws in the disposition of "restricted securities";

     6. Purchase or sell commodities or commodities contracts, except to the extent disclosed in the current Prospectus of the Fund; and

     7. Purchase or sell real estate (although investments in marketable securities of companies engaged in such activities and securities secured by real estate or interests therein, or in Underlying Funds investing in such securities, are not prohibited by this restriction).

The following additional investment restrictions are not fundamental policies and therefore may be changed without the vote of a majority of the outstanding Shares of a Fund. None of the Funds may:

     1. Engage in any short sales (except for short sales "against the box");

     2. Purchase securities of other investment companies, except (a) in connection with a merger, consolidation, acquisition or reorganization, (b) to the extent permitted by the 1940 Act or pursuant to any exemptions therefrom, and (c) as consistent with the investment policies of the Capital Manager Equity VIF;

     3. Mortgage or hypothecate the Fund's assets in excess of one-third of the Fund's total assets; and

     4. Purchase or otherwise acquire any securities if, as a result, more than 15% of the Fund's net assets would be invested in securities that are illiquid.

If any percentage restriction described above is satisfied at the time of purchase, a later increase or decrease in such percentage resulting from a change in net asset value will not constitute a violation of such restriction. However, should a change in net asset value or other external events cause a Fund's investments in illiquid securities to exceed the limitation set forth in such Fund's Prospectus, that Fund will act to cause the aggregate amount of illiquid securities to come within such limit as soon as reasonably practicable. In such an event, however, that Fund would not be required to liquidate any portfolio securities where the Fund would suffer a loss on the sale of such securities.

Due to the investment policies of the Capital Manager Equity VIF, this Fund will concentrate more than 25% of its total assets in the investment company industry. However, no Underlying Fund in which such Fund invests (except the Prime Money Market Fund) may concentrate more than 25% of its total assets in any one industry.

PORTFOLIO TURNOVER

The portfolio turnover rate of the Capital Manager Equity VIF is expected to be low, as such Fund will purchase or sell shares of the Underlying Funds, to (i) accommodate purchases and sales of such Fund's Shares, and (ii) change the percentage of its assets invested in each Underlying Fund in which it invests in response to market conditions.

The portfolio turnover rate for each of the Funds is calculated by dividing the lesser of a Fund's purchases or sales of portfolio securities for the year by the monthly average value of the securities. The Securities and Exchange Commission requires that the calculation exclude all securities whose remaining maturities at the time of acquisition are one year or less.

For the fiscal years ended December 31, 2005, the portfolio turnover rates for each of the Funds with a full year of operations in the subject fiscal years were as follows:

              FUND                 2005 (%)
              ----                 --------
Capital Manager Equity VIF            3.24
Large Cap VIF                        21.76
Large Cap Growth VIF                 91.61
Mid Cap Growth VIF                  113.04
Special Opportunities Equity VIF     42.15
Total Return Bond VIF               196.66

Changes may be made in a Fund's portfolio consistent with the investment objective and policies of the Fund whenever such changes are believed to be in the best interests of the Fund and its Shareholders. The portfolio turnover rates for all of the Funds may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemptions of Shares. High portfolio turnover rates will generally result in higher transaction costs to a Fund, including brokerage commissions. Each Fund will be managed without regard to its portfolio turnover rate. The portfolio turnover rate for the Total Return Bond VIF increased from 37% (for the period July 22, 2004 to December 31, 2004) to 197% (for the fiscal year January 1, 2005 through December 31, 2005). Sterling Capital Management LLC began acting as sub-adviser to the Total Return Bond VIF in July 2004 and reviewed the portfolio holdings at that time. Greater than normal turnover resulted from a realignment of portfolio holdings. In addition, the BB&T Total Return Bond VIF is actively managed, so there is no guarantee that the portfolio turnover rate will be lower in future periods.


                                 NET ASSET VALUE

The net asset value of each Fund is determined and the Shares of each Fund are priced as of the close of the New York Stock Exchange, Inc. ("NYSE") (generally 4:00 p.m. Eastern Time) on each Business Day of the Trust (other than a day on which there are insufficient changes in the value of a Fund's portfolio securities to materially affect the Fund's net asset value or a day on which no Shares of the Fund are tendered for redemption and no order to purchase any Shares is received). A "Business Day" is a day on which the NYSE is open for trading. Currently, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

VALUATION OF THE FUNDS

Portfolio securities, the principal market for which is a securities exchange, generally will be valued at the closing price on that exchange on the day of computation, or, absent such a price, by reference to the latest available bid prices in the principal market in which such securities are normally traded. Portfolio securities, the principal market for which is not a securities exchange, generally will be valued at their latest bid quotations in such principal market. For NASDAQ/NMS traded securities, market value may also be determined on the basis of the Nasdaq Official Closing Price (NOCP) instead of the closing price. Foreign securities generally are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. The value of foreign securities may be affected significantly on a day that the NYSE is closed and an investor is unable to purchase or redeem Shares. Shares of investment companies are valued at the most recently calculated net asset value. Closed end mutual funds are valued at their market values based upon the latest available sales price or, absent such a price, by reference to the latest available bid prices in the principal market in which such securities are normally traded. Short-term securities are valued at either amortized cost or original cost plus accrued interest, which approximates current value.

All other assets and securities, including securities for which market quotations are not readily available, will be valued at their fair market value as determined in good faith under the general supervision of the Board of Trustees. If a significant market event impacting the value of a portfolio security occurs subsequent to the close of trading in the security, but prior to the calculation of a Fund's net asset value per share, market quotations for that security may not be readily available. If the impact of such a significant market event materially affects the net asset value per share of a Fund, an affected portfolio security will be valued at fair market value as determined in good faith under the general supervision of the Board of Trustees.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

The Shares of each Fund are sold on a continuous basis. The public offering price of Shares of the Funds is their net asset value per Share.

The Trust may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the NYSE is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the NYSE is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or (d) an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practical or (ii) it is not reasonably practical for the Trust to determine the fair market value of its net assets.

Shares may be redeemed without charge on any day that net asset value is calculated. All redemption orders are effected at the net asset value per Share next determined after receipt of a redemption request. Payment for Shares redeemed normally will be made within seven days.

The Trust intends to pay cash for all Shares redeemed, but under abnormal conditions which make payment in cash unwise, payment may be made wholly or partly in portfolio securities at their then market value equal to the redemption price. In such cases, a Shareholder may incur brokerage costs in converting such securities to cash.

Variable Contract Owners do not deal directly with the Funds to purchase, redeem, or exchange Shares, and Variable Contract Owners should refer to the prospectus for the applicable Separate Account for information on the allocation of premiums and on transfers of accumulated value among sub-accounts of the pertinent Separate Account that invests in the Funds.

Each Fund reserves the right to discontinue offering Shares at any time, or to cease investment operations entirely.

                             MANAGEMENT OF THE TRUST

MANAGEMENT INFORMATION

The names of the Trustees, their addresses, ages, positions, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee and executive officer who is an "interested person" (as defined in the 1940 Act) and each non-interested Trustee are set forth below:

Trustees

                                                                                            NUMBER OF
                                                                                            PORTFOLIOS
                                                TERM OF                                      IN FUND         OTHER
NAME, ADDRESS, AND            POSITION(s)      OFFICE AND              PRINCIPAL             COMPLEX     TRUSTEESHIPS
DATE OF BIRTH                  HELD WITH       LENGTH OF         OCCUPATION(s) DURING      OVERSEEN BY      HELD BY
NON-INTERESTED TRUSTEES          TRUST        TIME SERVED            PAST 5 YEARS           TRUSTEE**       TRUSTEE
-----------------------      ------------   ---------------   --------------------------   -----------   ------------
Thomas W. Lambeth            Trustee and    Indefinite,       From January 2001 to              30           None
700 Yorkshire Road           Chairman of    02/05 - Present   present, Senior Fellow,
Winston-Salem, NC 27106      the Board of                     Z. Smith Reynolds
Birthdate: 01/35             Trustees                         Foundation; from 1978 to
Age: 71                                                       January 2001, Executive
                                                              Director, Z. Smith
                                                              Reynolds Foundation.

Drew T. Kagan                Trustee        Indefinite,       From December 2003 to             30           None
Montecito Advisors, Inc.                    02/05 - Present   present, President and
810 N. Jefferson St.,                                         Director, Montecito
Suite 101.                                                    Advisors, Inc.; from
Lewisburg, WV 24901                                           March 1996 to December
Birthdate: 02/48                                              2003, President,
Age: 58                                                       Investment Affiliate, Inc.

Laura C. Bingham             Trustee        Indefinite,       From July 1998 to                 30           None
Peace College                               02/05 - Present   present, President of
Office of the President                                       Peace College.
15 East Peace Street
Raleigh, NC 27604-1194
Birthdate: 11/56
Age: 49

Douglas R. Van Scoy          Trustee        Indefinite        Retired; From                     30           None
841 Middle St                               02/05 - present   November 1974 to
Sullivans Island, SC 26481                                    July 2001, Deputy

Birthdate: 11/43                                              Director of Private
Age: 62                                                       Client Group and
                                                              Senior Executive
                                                              Vice President of
                                                              Smith Barney
                                                              (investment banking).

James L. Roberts             Trustee        Indefinite        Retired; From                     30           None
207 Highland Terrace                        02/05 -           January 1999 to
Breckenridge, CO 80424                      present           December 2003,
Birthdate: 11/42                                              President, CEO and
Age: 63                                                       Director, Covest
                                                              Bancshares, Inc.
Interested Trustee

*Kenneth L. Miller, Jr.      Trustee        Indefinite,       From August 1997 to               30       Chairman of
                                                                                                         Board
200 W. Second Street,                       02/05 -           present, Executive                         of BB&T Asset
16th Floor                                  Present           Vice President,                            Management
Winston-Salem, NC 27101                                       Branch Banking and
Birthdate: 09/46                                              Trust Company;
Age: 59                                                       employee of Branch
                                                              Banking and Trust
                                                              Company since 1982


* Mr. Miller is an "interested trustee" because he serves as a director of BB&T Asset Management, the investment adviser to the each of the series of BB&T Variable Insurance Funds. Branch Banking and Trust Company is the parent of the investment adviser.

**   The Fund Complex consists of the Trust and the BB&T Funds.

     The Trustees receive fees and are reimbursed for expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of BISYS Fund Services LP, BISYS Fund Services Ohio, Inc. or Branch Banking and Trust Company receives any compensation from BB&T Funds for acting as a Trustee.

     Mr. Ruehle serves as Chief Compliance Officer. The Chief Compliance Officer's compensation is reviewed and approved by the Board and paid by BISYS, subject to a Compliance Services Agreement between BISYS and the Trust ("CS Agreement"). The fee paid pursuant to the CS Agreement by the Funds is not indicative of the total compensation received by Mr. Ruehle.

Officers

                           POSITION(S)      TERM OF OFFICE
NAME, ADDRESS, AND          HELD WITH       AND LENGTH OF
   DATE OF BIRTH              TRUST          TIME SERVED        PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
------------------      ----------------   ---------------   ------------------------------------------------
Keith F. Karlawish      President          Indefinite,       From May 2002 to present, President,
Birthdate: 08/64                           02/05 - Present   BB&T Asset Management, Inc.; from
Age: 41                                                      1996 to 2002, Senior Vice President
                                                             and Director of Fixed Income, BB&T
                                                             Asset Management, Inc.

James T. Gillespie      Vice               Indefinite,       From March 2005 to present, Vice  President and
Birthdate: 11/66        President          02/05 - Present   Manager of Mutual Fund Administration,
Age: 39                                                      BB&T Asset Management, Inc.; From February
                                                             1992 to February 2005, employee of BISYS
                                                             Fund Services

E.G. Purcell, III       Vice               Indefinite,       From 1995 to present, Senior Vice President,
Birthdate: 01/55        President          02/05 - Present   BB&T Asset Management, Inc. and  its
Age: 51                                                      Predecessors

Rodney L. Ruehle        Chief Compliance   Indefinite,       Employee   of  BISYS   Fund   Services   Limited
Birthdate: 04/68        Officer            02/06 - Present   Partnership since August 1995.
Age: 38

Troy A. Sheets          Treasurer          Indefinite,       From April 2002 to present, Vice President,
Birthdate: 05/71                           02/05 - Present   of BISYS Fund Services; from
Age: 34                                                      September 1993 to April 2002,
                                                             employee of KPMG LLP

Todd Miller             Vice President     Indefinite,       From  June   2005  to   present,   Mutual   Fund
Birthdate: 09/71                           08/05 - Present   Administrator,  BB&T Asset Management;  from May
Age: 34                                                      2001 to May 2005, Manager, BISYS Fund Services

David Bunstine          Secretary          Indefnite,        From December 1987 to present,  Vice  President,
Birthdate 07/65                            05/05 - Present   BISYS Fund Services
Age: 40

Alaina V. Metz          Assistant          Indefinite,       From June 1995 to present, Vice President,
Birthdate: 04/67        Secretary          02/05 - Present   BISYS Fund Services
Age: 39

Christopher E. Sabato   Assistant          Indefinite        From February 1993 to present,
Birthdate: 12/68        Treasurer          02/05 - Present   Vice President, BISYS Fund Services
Age: 37

For interested Trustees and officers, positions held with affiliated persons or principal underwriters of the Trust are listed in the following table:

                              POSITIONS HELD WITH AFFILIATED PERSONS OR PRINCIPAL
NAME                                       UNDERWRITERS OF THE TRUST
----                    ---------------------------------------------------------------
Keith F. Karlawish      BB&T Asset Management, Inc., President
Kenneth L. Miller       BB&T Corporation, Executive Vice President
                        BB&T Asset Management, Inc., Chairman of the Board of Directors
James T. Gillespie      BB&T Asset Management, Inc., Vice President
Rodney L. Ruehle        BISYS Fund Services, Vice President, CCO Services
Troy A. Sheets          BISYS Fund Services, Vice President
Alaina V. Metz          BISYS Fund Services, Vice President
Christopher E. Sabato   BISYS Fund Services, Vice President
E.G. Purcell, III       BB&T Asset Management, Inc., Senior Vice President
C. David Bunstine       BISYS Fund Services, Vice President
Todd Miller             BB&T Asset Management, Inc., Mutual Funds Administrator


BOARD OF TRUSTEES

Overall responsibility for management of the Trust rests with its Board of Trustees, who are elected by the Shareholders of the Trust. The Trustees elect the officers of the Trust to supervise actively its day-to-day operations.

Audit Committee

The purposes of the Audit Committee are to oversee the Trust's accounting and financial reporting policies and practices; to oversee the quality and objectivity of the Trust's financial statements and the independent audit thereof; to consider the selection of independent public accountants for the Trust and the scope of the audit; and to act as a liaison between the Trust's independent public accounting firm and the full Board of Trustees. Messrs. Kagan, Lambeth, Roberts, Van Scoy and Ms. Bingham serve on this

Committee; Mr. Kagan serves as chair of the committee. For the fiscal year ended December 31, 2005, there were three (3) meetings of the Audit Committee.

Nominating Committee

The purpose of the Nominating Committee is to recommend qualified candidates to the Board in the event that a position is vacated or created. Messrs. Kagan, Lambeth, Roberts, Van Scoy and Ms. Bingham serve on this committee; Mr. Lambeth serves as chair of the committee. The Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of BB&T Variable Insurance Funds. For the fiscal year ended December 31, 2005, the Nominating Committee did not meet.

SECURITIES OWNERSHIP

Listed below for each Trustee is a dollar range of securities beneficially owned in the Funds together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee that are in the same family of investment companies as the Trust, as of December 31, 2005.

                                                      AGGREGATE DOLLAR RANGE OF
                                                       EQUITY SECURITIES IN ALL
                                                        REGISTERED INVESTMENT
                                                        COMPANIES OVERSEEN BY
                          DOLLAR RANGE OF EQUITY   TRUSTEE IN FAMILY OF INVESTMENT
NAME OF TRUSTEE          SECURITIES IN THE TRUST              COMPANIES
---------------          -----------------------   -------------------------------
Thomas W. Lambeth                  None                      $1 - $10,000
Robert W. Stewart*                 None                       > $100,000
Drew T. Kagan                      None                       > $100,000
Laura C. Bingham                   None                   $10,001 - $50,000
Douglas R. Van Scoy                None                   $50,001 - $100,000
James L. Roberts                   None                       >$100,000
Kenneth L. Miller, Jr.             None                       >$100,000

----------
*    Mr. Stewart retired as a trustee of the BB&T Funds on May 21, 2005.

As of April 2, 2006, the Trustees and officers of the Trust, as a group, owned Variable Contracts that entitled them to give voting instructions with respect to less than one percent of the Shares of any portfolio of the Trust.

                              COMPENSATION TABLE**

                               AGGREGATE       PENSION OR RETIREMENT   ESTIMATED TOTAL    COMPENSATION FROM
                           COMPENSATION FROM    BENEFITS ACCRUED AS    ANNUAL BENEFITS   BB&T FUNDS PAID TO
NAME OF PERSON, POSITION       THE FUNDS       PART OF FUND EXPENSES   UPON RETIREMENT         TRUSTEE
------------------------   -----------------   ---------------------   ---------------   ------------------
Thomas W. Lambeth               $28,000                 None                 None              $28,000
Trustee
Robert W. Stewart*              $16,000                 None                 None              $16,000
Trustee
Kenneth L. Miller                 None                  None                 None                None
Trustee
Drew T. Kagan                   $39,000                 None                 None              $39,000
Trustee
Laura C. Bingham                $30,000                 None                 None              $30,000
Trustee
Douglas R. Van Scoy             $30,000                 None                 None              $30,000
Trustee
James L. Roberts                $29,000                 None                 None              $29,000
Trustee

* Figures are for calendar year ended December 31, 2004. Mr. Stewart retired as a trustee of the BB&T Funds on May 21, 2005.

** Figures are for the Funds' fiscal year ended December 31, 2005. BB&T Variable Insurance Funds includes six separate series. The trustee compensation figures noted above represent amounts received by the Trustees for their service to both the BB&T Variable Insurance Funds and the BB&T Funds.

No non-interested Trustee (or an immediate family member thereof) had any direct or indirect interest, the value of which exceeds $60,000, in the Advisor or any entity controlling, controlled by or under common control with the Advisor of the Trust (no including registered investment companies). Set forth in the table below is information regarding each non-interested Trustee's (and his immediate family members') share ownership in securities of the Advisor of the Trust, and any entity controlling, controlled by or under common control with the Advisor of the Trust (not including registered investment companies).

                         NAME OF
                        OWNERS AND
                      RELATIONSHIPS             TITLE OF    VALUE OF    PERCENT OF
  NAME OF TRUSTEE       TO TRUSTEE    COMPANY     CLASS    SECURITIES      CLASS
  ---------------     -------------   -------   --------   ----------   ----------
Thomas W. Lambeth          None         None      None        None         None
Robert W. Stewart*         None         None      None        None         None
Drew T. Kagan              None         None      None        None         None
Laura C. Bingham           None         None      None        None         None
Douglas R. Van Scoy        None         None      None        None         None
James L. Roberts           None         None      None        None         None
Kenneth L. Miller          None         None      None        None         None

----------
*    Mr. Stewart retired as a trustee of the BB&T Funds on May 21, 2005.

No non-interested Trustee or immediate family member has during the two most recently completed calendar years had: (i) any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $60,000; (ii) any securities interest in the principal underwriter of the Trust or the Investment Adviser or their affiliates (other than the Trust); or (iii) any direct or indirect relationship of any nature, in which the amount involved exceeds $60,000, with:

-    the Funds;

-    an officer of the Funds;

- an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Funds or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Investment Adviser or principal underwriter of the Funds;

- an officer of an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Funds or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the Investment Adviser or principal underwriter of the Funds;

-    the Investment Adviser or principal underwriter of the Funds,

-    an officer of the Investment Adviser or principal underwriter of the Funds;

- a person directly or indirectly controlling, controlled by, or under common control with the Investment Adviser or principal underwriter of the Funds; or

- an officer of a person directly or indirectly controlling, controlled by, or under common control with the Investment Adviser or principal underwriter of the Funds.

The officers of BB&T Variable Insurance Funds receive no compensation directly from BB&T Variable Insurance Funds for performing the duties of their offices. BB&T Asset Management, Inc. receives fees from BB&T Variable Insurance Funds for acting as Administrator and BISYS Fund Services Ohio, Inc. receives fees from BB&T Variable Insurance Funds for acting as Transfer Agent and for providing fund accounting services to BB&T Variable Insurance Funds. In addition, BISYS Fund Services Ohio, Inc. receives fees from the Administrator for acting as Sub-Administrator.

INVESTMENT ADVISER

BB&T Asset Management, Inc. ("BB&T Asset Management" or "Adviser"), 434 Fayetteville Street, Raleigh, N.C. 27601, is the investment adviser of the Fund. BB&T Asset Management is a separate wholly-owned subsidiary of BB&T Corporation, the predecessor investment adviser of the Large Cap VIF (formerly the Growth and Income Fund). BB&T Corporation recently reorganized its investment advisory division as BB&T Asset Management, which has replaced BB&T Corporation as the investment advisor to the Fund. Management and investment advisory personnel of BB&T Corporation that formerly provided investment management services to the Fund now do so as the personnel of BB&T Asset Management. Through its portfolio management team, BB&T Asset Management makes the day-to-day investment decisions for the Fund and continuously reviews, supervises and administers the Fund's investment program.

BB&T Corporation is a bank holding company that is a North Carolina corporation headquartered in Winston-Salem, North Carolina. As of December 31, 2005, BB&T Corporation had assets of approximately $109.1 billion. BB&T Corporation operates over 1,400 banking offices in Alabama, Florida, Georgia, Indiana, Kentucky, Tennessee, West Virginia, North Carolina, South Carolina, Virginia, Maryland and Washington, D.C., providing a broad range of financial services to individuals and businesses. In addition to general commercial, mortgage and retail banking services, BB&T Corporation also provides trust, investment, insurance and travel services. BB&T Corporation has provided investment management services through its Trust and Investment Services Division since 1912. BB&T Asset Management employs an experienced staff of professional portfolio managers and traders who use a disciplined investment process that focuses on maximization of risk-adjusted investment returns.

Under the Investment Advisory Agreement, BB&T Asset Management has agreed to provide investment advisory services for each of the Funds as described in the Prospectuses. For the services provided and expenses assumed pursuant to the Investment Advisory Agreement, BB&T Asset Management is entitled to a fee, computed daily and paid monthly, at the following annual rates, calculated as a percentage of the average daily net assets of each Fund: 0.74% for the Large Cap VIF, 0.25% for the Capital Manager Equity VIF, 0.74% for the Large Cap Growth VIF, 0.74% for the Mid Cap Growth VIF, 0.80% for the Special Opportunities Equity VIF, and 0.60% for the Total Return Bond VIF.

Unless sooner terminated, the Investment Advisory Agreement continues in effect until September 30, 2006 and thereafter for successive one-year periods if such continuance is approved at least annually by the Board of Trustees or by vote of a majority of the outstanding Shares of such Fund and a majority of the Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the 1940 Act) of any party to the Investment Advisory Agreement by votes cast in person at a meeting called for such purpose. The Investment Advisory Agreement is terminable as to a particular Fund at any time on 60 days' written notice without penalty by the Trustees, by vote of a majority of the outstanding Shares of that Fund, or by BB&T Asset Management. The Investment Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act.

     For the fiscal year ended December 31, 2005, the Adviser received the following investment advisory fees:

    INVESTMENT ADVISOR FEES PAID/WAIVED FOR THE YEAR ENDED DECEMBER 31, 2005

                                    DECEMBER 31, 2005
                                   -------------------
                                     PAID      WAIVED
                                   --------   --------
Large Cap VIF ..................   $595,521   $235,503
Capital Manager Equity VIF .....   $  8,406   $ 58,964
Large Cap Growth VIF ...........   $ 90,369   $ 78,732
Mid Cap Growth VIF .............   $144,050   $109,799
Special Opportunities
   Equity VIF ..................   $216,096         --
Total Return Bond VIF ..........   $ 82,135   $ 20,342

----------

The Investment Advisory Agreement provides that BB&T Asset Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its duties, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of BB&T Asset Management in the performance of its duties, or from reckless disregard of its duties and obligations thereunder.

From time to time, advertisements, supplemental sales literature, and information furnished to present or prospective Shareholders of the Fund may include descriptions of BB&T Asset Management including, but not limited to, (i) descriptions of BB&T Asset Management's operations; (ii) descriptions of certain personnel and their functions; and (iii) statistics and rankings related to BB&T Asset Management's operations.

INVESTMENT SUB-ADVISERS

TOTAL RETURN BOND VIF. Investment sub-advisory and management services are provided to the BB&T Total Return Bond VIF by Sterling Capital Management LLC ("Sterling Capital" or a "Sub-Adviser"), an affiliate of BB&T Asset Management, pursuant to a Sub-Advisory Agreement ("Sub-Advisory Agreement") dated as of July 18, 2005, between BB&T Asset Management and Sterling Capital.

In consideration for the services provided and expenses assumed under the Sterling Capital Investment Sub-Advisory Agreement, BB&T Asset Management has agreed to pay Sterling Capital a fee, computed daily and paid monthly, at an annual rate of 0.25% of the average daily net assets of the Total Return Bond VIF. For the fiscal year ended December 31, 2005, BB&T Asset Management paid $5,336 to Sterling Capital for sub-advisory services to the Total Return Bond VIF.

The Sub-Advisory Agreement will continue in effect until October 31, 2006 and thereafter will continue from year to year if such continuance is approved at least annually by BB&T Variable Insurance Funds' Board of Trustees or by a vote of the holders of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous"). The Sub-Advisory Agreement is terminable at any time without penalty, by the Trustees, by vote of the holders of a majority of the outstanding Shares of the Fund, or on 60 days' written notice by Sterling Capital or by BB&T Asset Management. The Sub-Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act. BB&T Asset Management will bear the sole responsibility for the payment of the sub-advisory fee to Sterling Capital.

The Sub-Advisory Agreement provides that Sterling Capital shall not be liable for any error of judgment or mistake of law or for any loss suffered by BB&T Asset Management, the Trust or the Fund in connection with the performance of its duties, except that Sterling Capital shall be liable to BB&T Asset Management for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sterling Capital in the performance of its duties or from reckless disregard by it of its obligations or duties thereunder. From time to time, advertisements, supplemental sales literature and information furnished to present or prospective Variable Contract Owners may include descriptions of Sterling Capital including, but not limited to, (i) descriptions of Sterling Capital's operations; (ii) descriptions of certain personnel and their functions; and
(iii) statistics and rankings relating to the Sterling Capital's operations.

BB&T Asset Management or Sterling Capital may pay, out of its own assets and at no cost to the Funds, amounts to broker-dealers, insurance companies or other financial intermediaries in connection with the provision of administrative services and/or with the distribution of the Funds' Shares. Investors may be able to obtain more information about these payments and services from insurance companies, or their broker or other financial intermediaries and should so inquire if they would like additional information.

SPECIAL OPPORTUNITIES EQUITY VIF. Subject to the general supervision of the Trust's Board of Trustees and in accordance with the Fund's investment objective and restrictions, investment sub-advisory services are provided to the Special Opportunities Equity VIF by Scott & Stringfellow, Inc. ("Scott & Stringfellow" or a "Sub-Adviser"), 909 E. Main Street, Richmond, Virginia 23219, a wholly owned subsidiary of BB&T Corporation, pursuant to a sub-advisory agreement (the "Sub-Advisory Agreement") with BB&T Asset Management dated April 22, 2005.

Scott & Stringfellow makes the day-to-day investment decisions for the Fund and continuously reviews, supervises and administers the Fund's investment program, subject to the general supervision of the Board of Trustees and BB&T Asset Management in accordance with the Fund's investment objective, policies and restrictions.

Under the Investment Sub-Advisory Agreement with BB&T Asset Management, Scott & Stringfellow has agreed to provide investment advisory services for the Special Opportunities Equity VIF as described in the Prospectus describing that Fund. For its services and expenses incurred under the Investment Sub-Advisory Agreement, Scott & Stringfellow is entitled to a fee payable by BB&T Asset Management. The fee is computed daily and paid monthly at an annual rate of 0.40% of the Fund's average daily net assets or such lower fee as may be agreed upon in writing by BB&T Asset Management and Scott & Stringfellow; provided that if BB&T Asset Management waives some or all of its investment advisory fee, Scott & Stringfellow shall waive its fee so that it shall receive no more than seventy-five percent (75%) of the net investment advisory fee paid to BB&T Asset Management. For the fiscal year ended December 31, 2005, BB&T Asset Management paid $97,172 to Scott & Stringfellow for sub-advisory services to the Special Opportunities Equity VIF.

Unless sooner terminated, the Sub-Advisory Agreement shall continue with respect to the Fund for an initial term of two years, and thereafter for successive one-year periods if such continuance is approved at least annually by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting Shares of the Fund and a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons (as defined in the 1940 Act) of any party to the Sub-Advisory Agreement by vote cast in person at a meeting called for such purpose. The Sub-Advisory Agreement may be terminated with respect to a Fund by the Trust at any time without the payment of any penalty by the Board of Trustees of the Trust, by vote of the holders of a majority of the outstanding voting securities of the Fund, or by BB&T Asset Management or Scott & Stringfellow on 60 days' written notice. The Sub-Advisory Agreement will also immediately terminate in the event of its assignment, as defined in the 1940 Act.

The Sub-Advisory Agreement provides that Scott & Stringfellow shall not be liable for any error of judgment or mistake of law or for any loss suffered by BB&T Asset Management, the Trust or the Fund in connection with the performance of its duties, except that Scott & Stringfellow shall be liable to BB&T Asset Management for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Scott & Stringfellow in the performance of its duties or from reckless disregard by it of its obligations or duties thereunder. From time to time, advertisements, supplemental sales literature and information furnished to present or prospective Variable Contract Owners may include descriptions of Scott & Stringfellow including, but not limited to, (i) descriptions of Scott & Stringfellow's operations; (ii) descriptions of certain personnel and their functions; and (iii) statistics and rankings relating to Scott & Stringfellow's operations.

BB&T Asset Management or Scott & Stringfellow may pay, out of its own assets and at no cost to the Funds, amounts to broker-dealers, insurance companies or other financial intermediaries in connection with the provision of administrative services and/or with the distribution of the Funds' Shares. Investors may be able to obtain more information about these payments and services from insurance companies, or their broker or other financial intermediaries and should so inquire if they would like additional information.

PORTFOLIO MANAGERS

The portfolio managers identified under "Management of the Fund" in each Prospectus are responsible for the day-to-day management of the Funds. Each portfolio manager also has responsibility for the day-to-day management of accounts other than the Fund(s) for which he or she serves as portfolio manager. Information regarding these accounts is set forth below.

           NUMBER OF OTHER ACCOUNTS MANAGED AND ASSETS BY ACCOUNT TYPE
                            AS OF DECEMBER 31, 2005*

                                              OTHER POOLED
                        OTHER REGISTERED       INVESTMENT
 PORTFOLIO MANAGER    INVESTMENT COMPANIES      VEHICLES         OTHER ACCOUNTS
 -----------------   ----------------------   ------------   ---------------------
Ronald T. Rimkus     Number: 6                Number: None   Number: 3
                     Assets: $939.8 million   Assets: $0     Assets: $16 million
Jeffrey J. Schappe   Number: 4                Number: None   Number: None
                     Assets: $296.7 million   Assets: $0     Assets: $0
David Nolan          Number: 2                Number: None   Number: None
                     Assets: $188 million     Assets: $0     Assets: $0
George F. Shipp      Number: 2                Number: None   Number: 1904
                     Assets: $290 million     Assets: $0     Assets: $591 million
David M. Ralston     Number: None             Number: None   Number: None
                     Assets: $0               Assets: $0     Assets: $0
Robert Millikan      Number: 6                Number: None   Number: 8
                     Assets: $309.1 million   Assets: $0     Assets: $64.2 million
Will Gholston        Number: 4                Number: None   Number: 8
                     Assets: $296.7 million   Assets: $0     Assets: $64.2 million

* If an account has a co-manager, the total number of accounts and assets has been allocated to each respective manager. Therefore, some accounts and assets have been counted more than once.

As indicated in the table above, portfolio managers may manage multiple accounts. These accounts may include, among others, mutual funds or separately managed accounts (i.e., institutions such as pension funds, colleges and universities, foundations, endowments, and high net-worth families).

As of December 31, 2005, the following portfolio managers managed the following numbers of accounts in each of the indicated categories, having the indicated total assets, with respect to which the advisory fee is based on the performance of the account.

                         PERFORMANCE BASED ADVISORY FEES
           NUMBER OF OTHER ACCOUNTS MANAGED AND ASSETS BY ACCOUNT TYPE
                             AS OF DECEMBER 31, 2005

                                           OTHER POOLED
                       OTHER REGISTERED     INVESTMENT        OTHER
 PORTFOLIO MANAGER   INVESTMENT COMPANIES    VEHICLES       ACCOUNTS
 -----------------   --------------------  ------------   ---------------------
Ronald T. Rimkus     Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $0
Jeffrey J. Schappe   Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $0
David Nolan          Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $0
George F. Shipp      Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $0
David M. Ralston     Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $
Robert Millikan      Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $0
Will Gholston        Number: None          Number: None   Number: None
                     Assets: $0            Assets: $0     Assets: $0

CONFLICTS OF INTEREST

The management of the fund and other accounts could result in potential conflicts of interest if the fund and other accounts have different objectives, benchmarks and fees because the portfolio manager and his team must allocate time and investment expertise across multiple accounts, including the fund. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio. The Adviser has adopted brokerage and trade allocation policies and procedures which it believes are reasonably designed to address any potential conflicts associated with managing accounts for multiple clients.

The management of personal accounts by a portfolio manager may also give rise to potential conflicts of interest. The Adviser has adopted a Code of Ethics that governs such personal trading.

BB&T ASSET MANAGEMENT

A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Fund and the Managed Accounts, but may not be available in sufficient quantities for both the Fund and the Managed Accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and another Managed Account. BB&T Asset Management has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. BB&T Asset Management has also adopted a Code of Ethics that governs personal trading and which is reasonably designed to address potential conflicts of interest that may arise in connection with a portfolio manager's management of personal accounts.

STERLING CAPITAL

Sterling Capital manages portfolios for multiple institutional and individual clients. All portfolios are managed as separate accounts, including mutual fund portfolios. Each portfolio has its own set of investment objectives and investment policies that may differ from those of the Fund. The portfolio managers make investment decisions for each portfolio based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. Accordingly, an individual portfolio may contain different securities than other portfolios, and investment decisions may be made in other accounts that are different than the decisions made for the BB&T Total Return Bond VIF. As an example, the portfolio manager may decide to buy a security in one or more portfolios, while selling the same security in other portfolios based on the different objectives, restrictions, and cash flows in the portfolios. In addition, some of these portfolios have fee structures, including performance fees, which are or have the potential to be higher than the fees paid by the Fund to Sterling Capital. Because performance fees are tied to performance, the incentives associated with any given portfolio may be higher or lower than those associated with other accounts managed by the firm.

Sterling Capital's objective is to meet its fiduciary obligation to treat all clients fairly. To help accomplish this objective and to address the potential conflicts discussed above, Sterling Capital has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures. Sterling Capital's compliance procedures include actively monitoring compliance with investment policies, trade allocation, and Code of Ethics requirements. In addition, Sterling Capital's senior management team reviews the performance of portfolio managers and analysts.

SCOTT & STRINGFELLOW

Scott & Stringfellow also manages portfolios for multiple institutional and individual clients. All portfolios are managed as separate accounts, including mutual fund portfolios. Each portfolio has its own set of investment objectives and investment policies that may differ from those of the Fund. The portfolio managers make investment decisions for each portfolio based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. Accordingly, an individual portfolio may contain different securities than other portfolios, and investment decisions may be made in other accounts that are different than the decisions made for the BB&T Special Opportunities Equity VIF. As an example, the portfolio manager may decide to buy a security in one or more portfolios, while selling the same security in other portfolios based on the different objectives, restrictions, and cash flows in the portfolios.

PORTFOLIO MANAGER COMPENSATION

BB&T ASSET MANAGEMENT

BB&T Asset Management utilizes the following incentive compensation plan for Portfolio Managers:

Portfolio Management compensation is based on both fixed and variable components. The fixed component is determined at the commencement of employment and subject to annual review. Variable compensation is divided into two parts. The first variable component is calculated based on pretax one-year and three-year fund performance (by asset class). The performance figures are ranked against a universe of approved peer funds/indexes, and measured on a relative percentile basis. The second variable component, a discretionary bonus pool, is determined based on various factors as determined by executive management. The factors include active support and promotion of funds marketing through various channels, management of personnel and other subjective criteria. All variable compensation is paid annually at plan year-end.

For investment professionals other than portfolio managers, such as investment analysts, a similar fixed compensation component is received. The variable component is calculated based on performance categories, designed to recognize meaningful performance to the team. The incentive plan is paid annually, based on plan year-end. As with the portfolio managers, BB&T Asset Management seeks to utilize the incentive compensation to investment analysts as a retention tool.

STERLING CAPITAL

Sterling Capital has an incentive compensation plan linking all employees to performance standards for portfolio management, marketing, and client service. The plan is based on the individual meeting or exceeding their individual performance goals. Performance goals for investment professionals are based on market indices and manager universes. Each member of the investment team receives a fixed base salary plus variable bonus compensation. The bonus is based on the individual's performance contribution to the portfolio and on the group's overall pre-tax performance versus a universe of managers.

The benchmark by which the performance of the BB&T Total Return Bond VIF is measured for the purposes of compensation is the Lehman Brothers Aggregate Bond Index.

SCOTT & STRINGFELLOW

Each portfolio manager is compensated using a salary plus bonus structure. The salary is fixed and subject to annual review for increase or decrease. Bonuses are computed based on assets under management, which is believed to create an indirect tie to performance, as poor portfolio management performance could result in an outflow of assets, and consistent positive portfolio performance could stimulate asset inflows. Computed bonus amounts can be adjusted based on annual performance appraisal of each individual's work.

SECURITIES OWNERSHIP

The following table discloses the dollar range of equity securities of each of the Funds beneficially owned by the portfolio managers as of December 31, 2005:

      NAME OF         DOLLAR RANGE OF EQUITY
 PORTFOLIO MANAGER   SECURITIES IN EACH FUND
 -----------------   -----------------------
Ronald T. Rimkus              None
Jeffrey J. Schappe            None
David Nolan*                  None*
George F. Shipp**             None**
David M. Ralston              None
Robert Millikan               None
Will Gholston                 None

* Although the Portfolio Manager does not have an investment in this variable insurance portfolio, the Portfolio Manager does hold between $10,001 and $50,000 in the BB&T Mid Cap Growth Fund, the retail mutual fund that has the same investment strategy as the Mid Cap Growth VIF.

** Although the Portfolio Manager does not have an investment in this variable insurance portfolio, the Portfolio Manager does hold between $10,001 and $50,000 in the BB&T Special Opportunities Equity Fund, the retail mutual fund that has the same investment strategy as the Special Opportunities Equity VIF.

PROXY VOTING POLICIES AND PROCEDURES

The Board of Trustees has adopted proxy voting policies and procedures for the Trust ("Trust Proxy Voting Policies and Procedures") with respect to voting proxies relating to the portfolio securities held by the Funds. The Board of Trustees has delegated the authority to vote proxies related to portfolio securities of each of the Funds to the Adviser, which in turn delegated proxy voting authority for the Special Opportunities Equity VIF to Scott & Stringfellow and for the Total Return Bond VIF to Sterling Capital. Under this authority, the Adviser and Sub-Advisers are required to vote proxies related to the portfolio securities in the best interests of the Funds. The Trust Proxy Voting Policies and Procedures require that the Board of Trustees annually review the policies, procedures and other guidelines for voting proxies for the Adviser and the Sub-Advisers. The Proxy Voting Policies and Procedures also require the Adviser and the Sub-Advisers to report annually with respect to all proxies it has received for action. With respect to proxies identified as involving a conflict of interest, the Adviser or a Sub-Adviser will submit a report indicating the nature of the conflict and how it was resolved.

Under the Trust Proxy Voting Policies and Procedures, the Board of Trustees will provide the Trust's consent to vote in matters where the Adviser or Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

BB&T ASSET MANAGEMENT's PROXY VOTING POLICIES AND PROCEDURES

The Adviser and Sub-Advisers have implemented written Proxy Policies and Procedures that describe how the Adviser or Sub-Advisers will vote proxies relating to certain proposals. The Proxy Voting Policies and Procedures are designed to reasonably ensure that proxies are voted prudently and in the best interest of their advisory clients for whom they have voting authority, including the Funds, as appropriate.

Scott & Stringfellow is a wholly owned subsidiary of BB&T Corporation, the parent of BB&T Asset Management, and will use BB&T's Proxy Voting Policy and Procedures.

Proxy Committee

With respect to clients' securities for which BB&T Asset Management has responsibility for voting proxies, the Proxy Committee of BB&T Asset Management will monitor corporate actions, make voting decisions, ensure proxies are submitted timely, and make determinations regarding actual or potential conflicts of interests. The Proxy Committee may elect to engage (or terminate) the services of a third party provider to perform or assist with one or more of these functions. BB&T Asset Management has engaged Institutional Shareholder Services ("ISS") to monitor corporate actions, make voting recommendations, ensure proxies are submitted timely, and maintain the records.

Except as provided below, to the extent that any member of the Proxy Committee reviews a given ISS recommendation and determines that the best interests of the BB&T Asset Management clients who hold the proxies would likely be better served by rejecting the ISS recommendation, then the member shall promptly notify the Proxy Committee, which shall then review the issue and determine, based on the principles set forth below, whether to accept or reject the ISS recommendation. If the Proxy Committee chooses to reject the ISS recommendation, it shall instruct ISS to vote the proxies accordingly and shall forward to the Director of Compliance originals or copies of all documents that memorialize the basis for the decision and all documents created by the Proxy Committee or by any other area or employee of BB&T Asset Management that were material to making the decision.

Proxies Will Be Voted In Accordance With The Clients' Best Interests

It is BB&T Asset Management's policy that all proxies for clients' securities be voted strictly in accordance with the best interests of the clients' accounts. The key element underlying any evaluation of the interests of a client in a proposal, election, or issue presented to a shareholder vote is the effect, if any, the proposal, election, or issue could have on the current or future value of the investment.

Proxy Voting Determination Guidelines

BB&T Asset Management relies on ISS's voting policies and judgments, which BB&T Asset Management has found to be sound and well regarded. Nevertheless, BB&T Asset Management reserves the right to reject any given ISS recommendation, except as provided below. In determining whether to reject an ISS recommendation, BB&T Asset Management will be guided by its Proxy Voting Policies and Procedures.

Generally, BB&T Asset Management will support company managements which, in its opinion, have the intent and ability to maximize shareholder wealth over the long term. Long term shareholder value need not be sacrificed in favor of short term gains. Proposals that diminish the rights of shareholders or diminish management or board accountability to the shareholders will typically be opposed. However, reasonable measures that provide the board or management with flexibility for negotiation during unsolicited takeover attempts might be supported provided that such measures do not deter every potential acquisition.

Likewise, compensation plans that appear excessive relative to comparable companies' compensation packages and/or appear unreasonable in light of the performance of the issuer will typically be opposed. Matters involving social issues or corporate responsibility will be evaluated principally based on their likely impact on the economic value of the issuer.

Conflicts of Interests

In some circumstances, an issuer's proxies may present an actual or potential conflict of interests between BB&T Asset Management and a client account holding securities of the issuer. It is BB&T Asset Management's policy that all proxies for a client's securities be voted strictly in accordance with the best interests of the client's account. Nevertheless, BB&T Asset Management also employs additional safeguards in situations potentially involving a material conflict of interests.

BB&T Corporation Stock

BB&T Asset Management is a wholly-owned subsidiary of BB&T Corporation, which is an issuer of equity securities. If a client's account holds BB&T Corporation common stock and the client has authorized BB&T Asset Management to vote proxies on the client's behalf, then a potential conflict of interests exists with respect to BB&T Asset Management's ability to vote proxies for such stock because BB&T Asset Management and its employees are controlled (directly or indirectly) by BB&T Corporation and its management. Such management will often have a stake in, or an opinion regarding, the subject of a shareholder vote. As a result, to the extent that BB&T Asset Management is authorized to vote proxies on behalf of its clients who hold shares of BB&T Corporation common stock, BB&T Asset Management will rely exclusively upon the recommendations made by ISS with respect to BB&T Corporation proxies and will not consider rejecting such recommendations.

Other Material Conflicts of Interests

The Proxy Committee will compile, maintain, and update a list of issuers with which BB&T Asset Management or its affiliates have such a relationship that proxies presented with respect to such issuers may give rise to a material conflict of interests. Examples may include issuers for which BB&T Asset Management manages a pension or employee benefits plan or for which a BB&T affiliate is known by the Proxy Committee to provide brokerage, underwriting, insurance, or banking services. To the extent that BB&T Asset Management receives proxies from such issuers for clients who have authorized BB&T Asset Management to vote their proxies, the Proxy Committee will examine the proxy solicitations and assess the potential conflict in order to determine what procedures to employ with respect to the proxy. Likewise, the Proxy Committee will make such an examination and determination with respect to other proxy solicitations that may give rise to a material conflict of interests, such as where BB&T Asset Management or one or more of its executives or directors has a business or personal relationship with a proponent of a proxy proposal, a participant in a proxy contest, a corporate director, or a candidate for a directorship. Depending on the circumstances, the Proxy Committee may:

(a) Cause the proxies to be voted according to ordinary guidelines and procedures if it determines that the proxies do not present a material conflict of interests and documents its reasons for making that determination and delivers such documentation to the Director of Compliance; or

(b) Where the client is a Underlying Fund, BB&T Asset Management must disclose the material conflict of interests to that Fund's board of trustees (or a committee of the board) and obtain the board's (or committee's) consent or direction to vote the proxies; and/or

(c) Rely exclusively upon the recommendation made by ISS and not consider rejecting such recommendation if the Proxy Committee determines that a material conflict of interests exists and documents that determination and delivers such documentation to the Director of Compliance.

STERLING CAPITAL'S PROXY POLICY AND VOTING PROCEDURES

                         STERLING CAPITAL MANAGEMENT LLC

                        Proxy Policy & Voting Procedures

                            (Effective October, 1989)

                            (Revised September, 2004)

I.   VOTING POLICY AND GUIDELINES

Sterling Capital Management LLC ("SCM") believes it has a fiduciary obligation to vote its clients' proxies in favor of the economic interest of shareholders. Our fiduciary responsibility includes protecting and enhancing the economic interests of the plan participants in the ERISA accounts we manage. The following guidelines have been established to assist us in evaluating relevant facts and circumstances which will enable us to vote in a manner consistent with our fiduciary responsibility.

                          ROUTINE MANAGEMENT PROPOSALS

Election of Directors                                               Case by Case

     We believe that the structure and functioning of its board of directors are critical to the economic success of every company therefore treat board related issues in a separate section, below.

Appointment of Auditors                                             Approve

Fix Auditor Remuneration                                            Approve

Approval of Audited Financial Statements                            Approve

Set/Eliminate Dividends                                             Approve

Grant Board Authority to Repurchase Shares                          Approve

Approve Stock Splits or Reverse Stock Splits                        Approve

Change Name of Corporation                                          Approve

Eliminate Preemptive Rights

     Preemptive rights give current shareholders the opportunity to maintain their current percentage ownership through any subsequent equity offerings. These provisions are no longer common in the U.S., and can restrict management's ability to raise new capital.

     We generally approve the elimination of preemptive rights, but will oppose the elimination of limited preemptive rights, e.g., on proposed issues representing more than an acceptable level of dilution.

Employee Stock Purchase Plan                                        Approve

Establish 401(k) Plan                                               Approve

                               BOARD OF DIRECTORS

     We support measures which encourage and enable boards to fulfill their primary responsibility to represent the economic interests of shareholders. While we may take into consideration the specific needs of companies that are in early rapid growth phases, closely held, or in severe financial difficulties, we view strong independent boards as a key protection for shareholder value.

Election of Directors                                               Case by Case

     We support management in most elections. However, we will withhold approval if the board gives evidence of acting contrary to the best economic interests of shareholders. We will also withhold approval of individual director/managers whose remuneration appears to be blatantly excessive and exploitative of the shareholders.

Classified Board of Directors/Staggered Terms                       Oppose

     A classified board of directors is one that is divided generally into three classes, each of which is elected for a three-year term, but on a staggered schedule. At each annual meeting therefore, one-third of the directors would be subject to reelection.

     Our belief is that all directors should be subject to reelection on an annual basis to discourage entrenchment, and we will most frequently vote against classification and for management and shareholder proposals to eliminate classification of the board.

     Occasionally, proposals to classify a board of directors will contain a clause stipulating that directors may be removed only for cause. We will oppose these proposals.

Confidential Voting                                                 Approve

     Confidential voting is most often proposed by shareholders as a means of eliminating undue management pressure on shareholders regarding their vote on proxy issues.

Cumulative Voting for Directors                                     Case by Case

     Cumulative voting allocates one vote for each share of stock held times the number of directors subject to election. A shareholder may cumulate his/her votes and cast all of them in favor of a single candidate, or split them among any combination of candidates. Cumulative voting enables minority shareholders to secure board representation.

     We generally support cumulative voting proposals. However, we may withhold approval of proposals that further the candidacy of minority shareholders whose interests do not coincide with our fiduciary responsibility.

Director Compensation                                               Case by Case

     We believe that compensation for independent outside directors should be structured to align the interests of the directors with those of shareholders, whom they have been elected to represent. To this end, we have a preference toward compensation packages which are based on the company's performance and which include stock and stock options.

Independent Board Committees                                        Approve

     We believe that a board's nominating, compensation and audit committees should consist entirely of independent outside directors in order to avoid conflict of interests. We will therefore normally approve reasonable shareholder proposals to that effect; an example of an unreasonable request would be a case where a board consists of only two or three directors.

Majority Independent Board Composition                              Approve

     We will generally support shareholder proposals requesting that the board consist of majority independent outside directors, as we believe that an independent board faces fewer conflicts and is best prepared to protect shareholder interests.

Separation of Chairman and CEO Positions                            Case by Case

     We will support shareholder proposals requesting that the positions of chairman and CEO be separated if the board is composed of less than a majority independent directors.

                              CORPORATE GOVERNANCE

Adjourn Meeting to solicit Additional Votes                         Oppose

     Additional solicitation is costly and could result in coercive pressure on shareholders, who usually have sufficient information in the proxy materials to make an informed decision prior to the original meeting date.

Anti-Greenmail Provision                                            Approve

Eliminate Shareholders' Right to Call Special Meeting               Oppose

Increase in Authorized Shares                                       Case by Case

     We approve proposals for increases of up to 100%. We will consider larger increases if a need is demonstrated. We may apply a stricter standard if the company has no stated use for the additional shares and/or has previously authorized shares still available for issue. Additionally, proposals which include shares with unequal voting rights may warrant opposition.

Indemnification of Directors and Officers                           Approve

     We support the protection of directors and officers against frivolous and potentially ruinous legal actions, in the belief that failure to do so might severely limit a company's ability to attract and retain competent leadership. We will support proposals to provide indemnification which is limited to coverage of legal expenses.

Liability Insurance of Directors and Officers                       Approve

     Proposals regarding liability insurance for directors and officers often appear separately from indemnification proposals. We will generally support insurance against liability for acts committed in an individual's capacity as a director or officer of a company. However, we withhold approval of proposals which cover breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, willful or negligent conduct in connection with the payment of an unlawful dividend, or any transaction from which the director derived an improper personal benefit.

Prohibit Shareholder Action Outside Meetings                        Oppose

Reincorporate                                                       Case by Case

     Proposals to reincorporate in another state are most frequently motivated by considerations of anti-takeover protections or cost savings. Where cost savings are the sole issue, we will favor reincorporation.

     In cases where there are significant differences in anti-takeover protections, we will vote in favor of reincorporation only if shareholder discretion is not diminished by the change. As state corporation laws are continuously evolving, such determination requires case by case analysis.

Change of Location of Corporate Headquarters                        Case by Case

Changes in location of headquarters must have clear economic benefits. Changing the physical location of headquarters to meet the personal geographic or lifestyle preferences of senior executives will be opposed.

Require more than simple majority vote to pass proposals.           Oppose

                                  ANTI-TAKEOVER

Blank Check Preferred                                               Case by Case

     These proposals are for authorization of a class of preferred stock in which voting rights are not established in advance, but are left to the discretion of the board of directors on a when issued basis. The authority is generally viewed as affording the board the ability to place a block of stock with an investor sympathetic to management, thereby foiling a takeover bid without reference to a shareholder vote. However, in some cases it may be used to provide management with the flexibility to consummate beneficial acquisitions, combinations or financings.

     We oppose these proposals as a transfer of authority from shareholders to the board and a possible entrenchment device. However, if there are few or no other anti-takeover measures on the books and the company appears to have a legitimate financing motive for requesting the authority, or has used blank check preferred stock for past financings, we will approve the proposal.

Differential Voting Power                                           Oppose

     Authorize a class of common having superior voting rights over the existing common or entitled to elect a majority of the board.

Poison Pill Plans                                                   Oppose

     Also known as "shareholder rights plans," involve call options to purchase securities in a target firm on favorable terms. The options are exercisable only under certain circumstances, usually hostile tender offers. These plans are not subject to shareholder vote. However, the shares required to fund the plan must be authorized. Since these shares are generally blank check preferred, we oppose them.

     Therefore, these proposals generally only appear on the proxy as shareholder proposals requesting that existing plans be put to a vote. The vote is non-binding. We vote in favor of shareholder proposals to rescind poison pills.

     Our policy is to examine these plans individually. Most plans are opposed, however. We approve most plans which include a "permitted bid" feature. Permitted bid features have appeared in some Canadian poison pill plans. They require shareholder ratification of the pill, stipulate a sunset provision whereby the pill expires unless it is renewed and specify that an all cash bid for all shares that includes a fairness opinion and evidence of financing does not trigger the pill, but forces a special meeting at which the offer is put to a shareholder vote.

Stakeholder Provision                                               Oppose

     Stakeholder provisions introduce the concept that the board may consider the interests of constituencies other than shareholders in the evaluation of takeover offers.

     We believe that this concept is inconsistent with public ownership of corporations.

                             MANAGEMENT COMPENSATION

Golden Parachutes                                                   Case by Case

     Golden parachutes provide for compensation to management in the event of a change in control. We view this as encouragement to management to consider proposals which might be beneficial to shareholders, but we are very sensitive to excess or abuse.

Pay-for-Performance Plans                                           Approve

     The Omnibus Budget Reconciliation Act requires companies to link executive compensation exceeding $1 million to preset performance goals and submit the plans for shareholder approval in order for such compensation to qualify for federal tax deductions. The law further requires that such plans be administered by a compensation committee comprised solely of outside directors. Because the primary objective of such proposals is to preserve the deductibility of such compensation, we are biased toward approval in order to preserve net income. However, proposals which authorize excessive dilution or provide executives extraordinary windfalls will be opposed. Moreover, when an objectionable plan is coupled with poor performance, we will consider withholding votes from compensation committee members.

                                  OPTION PLANS

     We support option plans which provide incentive to directors, managers and other employees by aligning their economic interests with those of the shareholders while limiting the transfer of wealth out of the company. Option plan evaluations are therefore based on the total cost to shareholders and give effect to the incentive aspects of the plan. We are wary of over-dilution or not-insignificant shareholder wealth transfer.

                  MERGERS, ASSET SALES & CAPITAL RESTRUCTURINGS

     In reviewing merger and asset sale proposals, our primary concern is with the best economic interests of shareholders. This does not necessarily indicate that we will vote in favor of all proposals which provide a market premium relative to pre-announcement prices. Due to the subjective nature of the value of individual proposals, transaction-specific characteristics or conditions may prevail. Factors affecting the voting decision will likely include transaction consideration relative to intrinsic value, strategic reason for transaction, board approval/transaction history, and financial advisors' fairness opinions.

                           OTHER SHAREHOLDER PROPOSALS

For those shareholder-proposed issues that are not covered specifically elsewhere.

Shareholder Proposal Requesting a Yearly Report on Director
Attendance at Meetings                                              Approve

Shareholder Proposal Requesting a Minimum Stock Ownership by
Directors                                                           Oppose

Shareholder Proposal to Compensate Directors in Stock               Approve

                                  SOCIAL ISSUES

     We receive proxies containing shareholder proposals which address social issues which are varied and tend to shift from year to year. However, our philosophy in reviewing social proposals is consistent; that is, we vote in all cases in the best economic interests of our clients.

II.  PROCEDURES

A.   Instructions to Bank/Broker Custodians

     All custodian banks/brokers are to be notified that all proxy voting materials should be forwarded to SCM upon receipt unless client has other instructions. This notification typically occurs at the time the account is opened at the custodian.

B.   SCM Administrative Responsibilities for Proxy Voting

     All proxy materials from custodian will be directed to Eric Ladley in Operations. Cathy will delegate and oversee the proxy voting process to a pool of persons, known as Proxy Administrators, who will in turn process and vote all proxies.

     (1) Upon receipt of proxy materials, the Proxy Administrator will create a file with the Portfolio Company name and meeting date on the tab. All proxies and related materials for this particular Portfolio Company will then be placed in this file until ready to be voted on.

     (2) The Proxy Administrator will look to see if the Portfolio Company is listed on the "Business Relationship List," which is a listing of all companies with whom SCM has a client or supplier relationship. If the Portfolio Company is not listed on the Business Relationship List, then steps (3)-(8) below in this Section B are to be executed. If the Portfolio Company is listed on the Business Relationship List, then the Proxy Administrator will execute the process provided in Section C (Treatment of SCM Conflicts of Interest) and steps (3)-(8) below in this Section B will not be executed.

     (3) The Proxy Administrator will then forward a copy of the proxy and an annual report to the appropriate member of the Proxy Committee for instructions, with a request to return by a specific date, along with a "Proxy Instruction Form" noting the items to be voted on and the voting deadline. It will continue to be the Proxy Administrator's responsibility to make sure all proxies are voted on time.

     (4) When the Proxy Committee member completes his/her review of the proxy statement, he/she will complete the "Proxy Instruction Form" which instructs how to vote and briefly identifies reasons for voting against management, if applicable. This form will be given to the Proxy Administrator who will then vote the proxy.

     (5) Each proxy is then cross-referenced to make sure the shares we are voting on are the actual shares we own for that client.

     (6) All proxies received from the same company for all clients will be voted as the original without review by the Proxy Committee member unless specific client circumstances require otherwise.

     (7) After the proxy is voted, all Proxy Instruction Forms will be maintained in a separate file.

     (8) Copies of each proxy are kept in the above mentioned folder along with a copy of the annual report, Proxy Instruction Form, and other notes related to each company vote.

C.   Treatment of SCM Conflicts of Interest

Occasionally, SCM may have a material business relationship with a Portfolio Company that could create a conflict of interest with respect to the voting of a proxy for such Portfolio Company. The following procedures are designed to hand over the proxy voting responsibility to our clients in the event that such potential conflicts of interest arise in a particular proxy vote.

     (1) As noted in Section B (SCM Administrative Responsibilities for Proxy Voting), upon receipt of proxy materials, the Proxy Administrator will determine if the Portfolio Company is listed on the Business Relationship List. If the Portfolio Company is listed on the Business Relationship List, then the Proxy Administrator will execute the process provided in steps
     (2)-(4) below in this Section C.

     (2) After determining that a Portfolio Company is listed on the Business Relationship List, the Proxy Administrator will give the proxy materials to Patrick Rau, who will determine if the proxy should be voted by our clients. If (1) the relationship is not material or (2) if the issue to be voted on is not a "case-by-case" issue as provided in Part I of this document (Voting Policy and Guidelines), then Mr. Rau will return the proxy materials to the Proxy Administrator, who will then follow the normal proxy voting procedures in Section B (SCM Administrative Responsibilities for Proxy Voting), steps (3)-(8).

     (3) If (1) the relationship is material and (2) if the issue to be voted on is a "case-by-case" issue as provided in Part I of this document (Voting Policy and Guidelines), then Mr. Rau will return the proxy materials to the Proxy Administrator, who will then mail the proxy ballot to each client, along with a cover letter explaining the conflict of interest situation. The client will then vote its own proxy ballot and SCM will not have any involvement in the voting of that ballot. The Proxy Administrator will make an entry in the proxy voting database that indicates that the particular proxy ballot in question was voted by the client due to a conflict of interest with a SCM business relationship.

     (4) For purposes of determining materiality, a relationship is "material" if it represents at least 1% of SCM revenues in the case of a client relationship and at least 1% of SCM expenses in the case of a supplier relationship.

D.   Treatment of Personal Conflicts of Interest

From time to time, individuals on the Proxy Committee may have personal relationships with people connected to the Portfolio Company, including (a) individual members of the board of directors, (b) candidates for the board of directors, (c) proponents of proxy proposals, and (d) participants in proxy contests. Such relationships could create a conflict of interest with respect to the voting of a proxy. The following procedures are designed to hand over the proxy voting responsibility to a different member of the Proxy Committee in the event that such conflicts of interest arise in a particular proxy vote.

     (1) Upon receiving proxy materials from the Proxy Administrator, the member of the Proxy Committee who receives such materials shall determine whether a personal relationship exists between such member and the following people connected with the Portfolio Company: (a) individual members of the board of directors, (b) candidates for the board of directors, (c) proponents of proxy proposals, and (d) participants in proxy contests. In the event that such a personal relationship exists, the Proxy Committee member shall return the proxy materials to Patrick Rau, who shall deliver the materials to a different Proxy Committee member for voting.

III. THE PROXY COMMITTEE

The Proxy Committee will consist of Brian Walton, Ed Brea, Bob Bridges, Tim Beyer, Patrick Rau, Will Thompson, Mary Weeks Fountain and Raleigh Shoemaker, any of whom may act on a proxy issue. Dave Ralston will be the advisory member and may substitute as necessary.

PROXY VOTING POLICIES AND PROCEDURES


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

To the extent that BB&T Asset Management is authorized to vote proxies on behalf of its clients who hold shares or interests in any BB&T Fund, BB&T Asset Management will rely exclusively upon the recommendations made by ISS with respect to such BB&T fund proxies and will not consider rejecting such recommendations.

The Funds will be required to file new SEC Form N-PX with their complete proxy voting records for the 12 months ended June 30th, no later than August 31st of each year. The first filing of Form N-PX will be made no later than August 31, 2006 for the 12-month period ending June 30, 2006. Once filed, the form will be available without charge: (1) from the Funds, upon request by calling 1-800-228-1872; and (2) on the SEC's web site at http://www.sec.gov.

PORTFOLIO TRANSACTIONS

BB&T Asset Management and the Sub-Advisers determine, subject to the general supervision of the Board of Trustees and in accordance with each Fund's investment objective and restrictions, which securities are to be purchased and sold by a Fund, and which brokers or dealers are to be eligible to execute such Fund's portfolio transactions.

Purchases and sales of portfolio securities which are debt securities usually are principal transactions in which portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities generally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. Transactions in the over-the-counter market are generally principal transactions with dealers. With respect to the over-the-counter market, the Trust, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere.

Unless otherwise directed by the Board of Trustees, allocation of transactions, including their frequency, to various brokers and dealers is determined by BB&T Asset Management or a Sub-Adviser in its best judgment and in a manner deemed fair and reasonable to Shareholders. In selecting a broker or dealer, BB&T Asset Management and the Sub-Adviser evaluates a wide range of criteria, including the commission rate or dealer mark-up, execution capability, the broker's/dealer's positioning and distribution capabilities, back office efficiency, ability to handle difficult trades, financial stability, reputation, prior performance, and, in the case of brokerage commissions, research. The primary consideration is the broker's ability to provide "best execution," which is the best overall qualitative execution of a Fund's brokerage transactions, so that the total costs or proceeds to the Fund are the most favorable under the circumstances. Subject to this consideration, brokers and dealers who provide supplemental investment research to BB&T Asset Management or a Sub-Adviser may receive orders for transactions on behalf of the Trust. Research may include brokers' analyses of specific securities, performance and technical statistics, and information databases. It may also include maintenance research, which is the information that keeps BB&T Asset Management or a Sub-Adviser informed concerning overall economic, market, political and legal trends. Under some circumstances, BB&T Asset Management's or a Sub-Adviser's evaluation of research and other broker selection criteria may result in one or a few brokers executing a substantial percentage of a Fund's trades. This might occur, for example, where a broker can provide best execution at a cost that is reasonable in relation to its services and the broker offers unique or superior research facilities, special knowledge or expertise in a Fund's relevant markets, or access to proprietary information about companies that are a majority of a Fund's investments.

Research information so received is in addition to and not in lieu of services required to be performed by BB&T Asset Management or a Sub-Adviser and does not reduce the fees payable to BB&T Asset Management or the Sub-Adviser by the Trust. Such information may be useful to BB&T Asset Management or a Sub-Adviser in serving both the Trust and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful in carrying out its obligations to the Trust. While BB&T Asset Management or the Sub-Advisers generally seek competitive commissions, the Trust may not necessarily pay the lowest commission available on each brokerage transaction for reasons discussed above.

During the fiscal year ended December 31, 2005, the Funds listed below paid the following aggregate brokerage commissions:

                                                  FISCAL YEAR ENDED
                                                  DECEMBER 31, 2005
                                       --------------------------------------
                                        AGGREGATE                   DIRECTED
                                        BROKERAGE     AGGREGATE     BROKERAGE
                                       COMMISSION   TRANSACTIONS   COMMISSION
                                       ----------   ------------   ----------
Large Cap VIF.......................     $49,462     $49,891,135       --

Large Cap Growth VIF................     $42,688     $42,756,255       --
Mid Cap Growth VIF..................     $91,691     $80,241,807       --
Special Opportunities Equity VIF....     $51,224     $25,577,476       --

For the fiscal year ended December 31, 2005, the Funds paid $34,355 in commissions to Scott & Stringfellow, a wholly-owned subsidiary of BB&T Corporation, for transactions effected on behalf of the Special Opportunities Equity VIF. The Funds paid no brokerage commissions to Scott & Stringfellow for the fiscal years ended December 31, 2004 and December 31, 2003. For the fiscal year ended December 31, 2005, the aggregate percentage of the Special Opportunities Equity VIF's total brokerage commissions paid to Scott & Stringfellow was 67.0%, and the percentage of the Funds' aggregate dollar amount of transactions involving commissions effected through Scott & Stringfellow was 76.7%.

To the extent permitted by applicable rules and regulations, either BB&T Asset Management or the Sub-Advisers may execute portfolio transactions on behalf of the Funds through affiliates. As required by Rule 17e-1 under the 1940 Act, the Funds have adopted procedures which provide that commissions paid to such affiliate must be fair and reasonable compared to the commission, fees or other remuneration paid to other brokers in connection with comparable transactions. The procedures also provide that the Board will review reports of such affiliated brokerage transactions in connection with the foregoing standard.

Investment decisions for each Fund are made independently from those for the other Funds or any other portfolio, investment company or account managed by BB&T Asset Management or a Sub-Adviser. Any such other portfolio, investment company or account may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another Fund, portfolio, investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which BB&T Asset Management or a Sub-Adviser believes to be equitable to the Fund(s) and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, BB&T Asset Management or a Sub-Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for the other Funds or for other portfolio, investment companies or accounts in order to obtain best execution. In making investment recommendations for the Trust, BB&T Asset Management or a Sub-Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of BB&T Asset Management, a Sub-Adviser or BISYS, their parents or their subsidiaries or affiliates and, in dealing with its customers, BB&T Asset Management or a Sub-Adviser, their parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.

FEDERAL BANKING LAW

The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, BB&T Asset Management's activities remain subject to, and may be limited by, applicable federal banking law and regulations. BB&T Asset Management believes that it possesses the legal authority to perform the services for the Funds contemplated by the Prospectus, this SAI, and the Investment Advisory Agreement without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of BB&T Asset Management to perform these services, the Board of Trustees would review the Trust's relationship with BB&T Asset Management and consider taking all action necessary in the circumstances, which could include recommending to Shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Funds be liquidated.

ADMINISTRATOR

BB&T Asset Management, Inc. ("BB&T Asset Management" or "Administrator"), 434 Fayetteville Street, Raleigh, NC 27601, serves as general manager and administrator to the Trust pursuant to a Management and Administration Agreement dated April 22, 2005 (the "Administration Agreement"). The Administrator assists in supervising all operations of each Fund (other than those performed by BB&T Ohio as fund accountant and dividend disbursing agent, and by the Trust's custodians). The Administrator provides financial services to institutional clients.

Under the Administration Agreement, the Administrator has agreed to maintain office facilities for the Trust; furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Securities and Exchange Commission on Form N-SAR or any replacement forms therefor; compile data for, prepare for execution by the Funds and file certain federal and state tax returns and required tax filings; prepare compliance filings pursuant to state laws with the advice of the Trust's counsel; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; and generally assist in all aspects of the Trust's operations other than those performed by the Investment Advisers under the Investment Advisory Agreements by the fund accountant and dividend disbursing agent, and by the Trust's custodians. Under the Administration Agreement, the Administrator may delegate all or any part of its responsibilities thereunder.

The Administrator receives a fee from each Fund for its services as Administrator and expenses assumed pursuant to the Administration Agreement, calculated daily and paid periodically. The Trust shall pay to the Administrator compensation that is due only on its assets, but calculated taking into account the assets also of BB&T Funds (the "Combined Assets"). The fee paid to the Administrator shall be equal to the lesser of (a) the amount calculated at the annual rate of twelve one-hundredths of one percent (0.12%) of the average daily net Combined Assets up to $5 billion, and at the annual rate of eight one-hundredths of one percent (0.08%) of the average daily net Combined Assets over $5 billion, or (b) such other fee as may from time to time be agreed upon by the Trust and the Administrator. The Administrator may voluntarily reduce all or a portion of its fee with respect to any Fund in order to increase the net income of one or more of the Funds available for distribution as dividends.

For its services as administrator and expenses assumed pursuant to the Administration Agreement, the Administrator received the following fees:

                                         FISCAL YEAR ENDED
                                         DECEMBER 31, 2005
                                       ---------------------
                                                  ADDITIONAL
                                                    AMOUNT
                                         PAID       WAIVED
                                       --------   ----------
Large Cap VIF ......................   $104,249     $54,844
Capital Manager Equity VIF .........   $  5,893     $21,023
Large Cap Growth VIF ...............   $ 32,198          --
Mid Cap Growth VIF .................   $ 47,981          --
Special Opportunities Equity VIF ...   $ 37,239          --
Total Return Bond VIF ..............   $ 23,928          --

The Administration Agreement is terminable with respect to a particular Fund upon mutual agreement of the parties to the

Administration Agreement, upon notice given at least 60 days prior to the expiration of the Agreement's then-current term, and for cause (as defined in the Administration Agreement) by the party alleging cause, on no less than 60 days' written notice by the Board of Trustees or by the Administrator.

The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or from the reckless disregard by the Administrator of its obligations and duties thereunder.

SUB-ADMINISTRATOR

BISYS Fund Services Ohio, Inc. ("BISYS Ohio" or "Sub-Administrator"), 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as sub-administrator to the Trust pursuant to a Sub-Administration Agreement dated April 22, 2005 (the "Sub-Administration Agreement"). Under the Sub-Administration Agreement, the Sub-Administrator has agreed to assume many of the Administrator's duties, for which BISYS Ohio receives a fee, paid by the Administrator, calculated at an annual rate of five one-hundredths of one percent (0.05%) of the average daily net assets of BB&T Variable Insurance Funds and BB&T Funds up to $5 billion, and at the annual rate of three one-hundredths of one percent (0.03%) of the average daily net assets of BB&T Variable Insurance Funds and BB&T Funds over $5 billion.

EXPENSES

BB&T Asset Management bears all expenses in connection with the performance of its services other than the cost of securities (including brokerage commissions) purchased for the Funds. The Funds will bear the following expenses relating to their operations: taxes, interest, fees of the Trustees of the Trust, Securities and Exchange Commission fees, outside auditing and legal expenses, advisory and administration fees, fees and out-of-pocket expenses of the custodians and fund accountant, certain insurance premiums, costs of maintenance of the Trust's existence, costs of Shareholders' reports and meetings, and any extraordinary expenses incurred in the Funds' operations. Any expense reimbursements will be estimated daily and reconciled and paid on a monthly basis. Fees imposed upon customer accounts for cash management services are not included within Trust expenses for purposes of any such expense limitation.

CUSTODIAN, TRANSFER AGENT AND FUND ACCOUNTING SERVICES

US Bank NA, US Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, serves as custodian to the Trust with respect to the Funds pursuant to a Custody Agreement dated as of April 22, 2005. The custodian's responsibilities include safeguarding and controlling the Funds' cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on such Funds' investments. US Bank NA receives a fee, calculated daily and paid monthly, on an annual basis equal to 0.01% of the net assets of each fund, for its services as custodian.

BISYS Ohio serves as transfer agent and dividend disbursing agent for the Funds pursuant to an agreement dated as of April 22, 2005. Under this agreement, BISYS Ohio performs the following services, among others: maintenance of Shareholder records for each of the Trust's Shareholders of record; processing Shareholder purchase and redemption orders; processing transfers and exchanges of Shares on the Shareholder files and records; processing dividend payments and reinvestments; and assistance in the mailing of Shareholder reports and proxy solicitation materials.

In addition, BISYS Ohio provides certain fund accounting services to the Trust pursuant to a Fund Accounting Agreement dated April 22, 2005. Under the Fund Accounting Agreement, BISYS Ohio maintains the accounting books and records for the Funds, including journals containing an itemized daily record of all purchases and sales of portfolio securities, all receipts and disbursements of cash and all other debits and credits, general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, and other required separate ledger accounts; maintains a monthly trial balance of all ledger accounts; performs certain accounting services for the Funds, including calculation of the daily net asset value per Share, calculation of the dividend and capital gain distributions, if any, and of yield, reconciliation of cash movements with custodians, affirmation to custodians of portfolio trades and cash settlements, verification and reconciliation with custodians of daily trade activity; provides certain reports; obtains dealer quotations, prices from a pricing service or matrix prices on all portfolio securities in order to mark the portfolio to the market; and prepares an interim balance sheet, statement of income and expense, and statement of changes in net assets for the Funds.

BISYS Ohio receives a fee, computed daily and paid periodically, at an annual rate equal to 0.01% on the aggregate net assets of all Funds for its services as transfer agent and, for its services as fund accountant, BISYS Ohio receives a fee, computed daily and paid periodically, at an annual rate equal to 0.01% on the aggregate net assets of all Funds.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, 191 W. Nationwide Blvd., Suite 500, Columbus, Ohio 43215, serves as the independent registered public accounting firm for the Funds. Its services comprise auditing the Funds' financial statements and advising the Funds as to certain accounting and tax matters.

LEGAL COUNSEL

Ropes & Gray LLP, One Metro Center, 700 12th St., N.W., Washington, D.C. 20005-3948, is counsel to the Trust and has passed upon the legality of the Shares offered hereby.

CODE OF ETHICS

The Trust, BB&T Asset Management, the Sub-Advisers and BISYS each have adopted a code of ethics under Rule 17j-1 of the Investment Company Act of 1940, which is designed to prevent affiliated persons of the Trust, BB&T Asset Management, the Sub-Advisers and BISYS from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Funds (which may also be held by persons subject to a code). There can be no assurance that the codes will be effective in preventing such activities.

                             ADDITIONAL INFORMATION

DESCRIPTION OF SHARES

The Trust is a Massachusetts business trust that was organized on November 8, 2004. The Trust's Declaration of Trust was filed with the Secretary of the Commonwealth of Massachusetts on the same date. The Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of Shares, which are units of beneficial interest, without par value. The Trust's Declaration of Trust authorizes the Board of Trustees to divide or redivide any unissued Shares of the Trust into one or more additional series or classes by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting power, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses and this SAI, the Trust's Shares will be fully paid and non-assessable by the Trust. In the event of a liquidation or dissolution of the Trust, Shareholders of a Fund are entitled to receive the assets available for distribution belonging to that Fund, and a proportionate distribution, based upon the relative asset values of the respective series, of any general assets not belonging to any particular series which are available for distribution.

Each Share represents an equal proportionate interest in the Fund with other Shares of the Fund, and is entitled to such dividends and distributions out of the income earned on the assets belonging to the Fund as are declared at the discretion of the Trustees. Shares are without par value. Shareholders are entitled to one vote for each dollar of value invested and a proportionate fractional vote for any fraction of a dollar invested. Shareholders will vote in the aggregate and not by portfolio except as otherwise expressly required by law.

An annual or special meeting of Shareholders to conduct necessary business is not required by the Trust's Declaration of Trust, the 1940 Act or other authority except, under certain circumstances, to elect Trustees, amend the Declaration of Trust, approve an investment advisory agreement and to satisfy certain other requirements. To the extent that such a meeting is not required, the Trust may elect not to have an annual or special meeting.

The Trust will call a special meeting of Shareholders for purposes of considering the removal of one or more Trustees upon written request therefor from Shareholders holding not less than 10% of the outstanding votes of the Trust. At such a meeting, a quorum of Shareholders (constituting a majority of votes attributable to all outstanding Shares of the Trust), by majority vote, has the power to remove one or more Trustees. In accordance with current laws, it is anticipated that an insurance company issuing a variable contract that participates in the Fund will request voting instructions from variable contract owners and will vote shares or other voting interests in the separate account in proportion of the voting instructions received.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding Shares of each Fund affected by the matter. For purposes of determining whether the approval of a majority of the outstanding Shares of a Fund will be required in connection with a matter, a Fund will be deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are identical, or that the matter does not affect any interest of the Fund. Under Rule 18f-2, the approval of an investment advisory agreement or any change in investment policy submitted to Shareholders would be effectively acted upon with respect to a series only if approved by a majority of the outstanding Shares of such Fund. However, Rule 18f-2 also provides that the ratification of independent public accountants, the approval of principal underwriting contracts, and the election of Trustees may be effectively acted upon by Shareholders of the Trust voting without regard to Fund.

VOTE OF A MAJORITY OF THE OUTSTANDING SHARES

As used in the Funds' Prospectuses and the SAI, "vote of a majority of the outstanding Shares of the Trust or the Fund" means the affirmative vote, at an annual or special meeting of Shareholders duly called, of the lesser of (a) 67% or more of the votes of Shareholders of the Trust or the Fund present at such meeting at which the holders of more than 50% of the votes attributable to the Shareholders of record of the Trust or the Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of Shareholders of the Trust or the Fund.

SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, holders of units of interest in a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Trust's Declaration of Trust provides that Shareholders shall not be subject to any personal liability for the obligations of the Trust. The Declaration of Trust provides for indemnification out of the trust property of any Shareholder held personally liable solely by reason of his or her being or having been a Shareholder. The Declaration of Trust also provides that the Trust shall, upon request, reimburse any Shareholder for all legal and other expenses reasonably incurred in the defense of any claim made against the Shareholder for any act or obligation of the Trust, and shall satisfy any judgment thereon. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

The Declaration of Trust states further that no Trustee, officer, or agent of the Trust shall be personally liable in connection with the administration or preservation of the assets of the Trust or the conduct of the Trust's business; nor shall any Trustee, officer, or agent be personally liable to any person for any action or failure to act except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties. The Declaration of Trust also provides that all persons having any claim against the Trustees or the Trust shall look solely to the assets of the Trust for payment.

DISCLOSURE OF PORTFOLIO HOLDINGS

Information regarding portfolio holdings may be made available to third parties in the following circumstances:

-    Through disclosure in a Fund's latest annual or semi-annual report or Form
     N-Q;

- In marketing and other materials, provided that the information regarding portfolio holdings contained therein is at least fifteen days old; or

- When a Fund has a legitimate business purpose for doing so (see example below), and either the recipients are subject to a confidentiality agreement or the Board has determined that the policies of the recipient are adequate to protect the information that is disclosed. Such disclosures will be authorized by the Fund's Chief Executive Officer or Chief Financial Officer and will be reported periodically to the Board.

When it has been determined that a legitimate business purpose exists for the disclosure of portfolio holdings, the disclosure is considered to be in the best interests of shareholders, and conflicts of interest between the Fund's shareholders, investment adviser, principal underwriter, or any affiliated person of the Funds, are addressed through the imposition of a duty of confidentiality on the recipient of the information.

Examples of instances in which a legitimate business purpose exists for the selective disclosure of portfolio securities include: for due diligence purposes to an investment adviser that is in merger or acquisition talks with the Fund's adviser, to a newly hired investment adviser or sub-adviser prior to commencing its duties, and to a performance reporting bureau or rating agency for use in developing a rating.

It is the policy of the Fund to not disclose material information about its portfolio holdings, trading strategies implemented or to be implemented, or pending transactions to third parties other than the Fund's service providers. The Fund's service providers are prohibited from disclosing to other third parties material information about the Fund's portfolio holdings, trading strategies implemented or to be implemented, or pending transactions. However, the Fund may provide information regarding its portfolio holdings to its service providers where relevant to duties to be performed for the Fund. The Board of Trustees has determined that disclosure under such circumstances is in the best interests of shareholders because it is necessary to the Fund's operation, and it is subject to a confidentiality requirement. Such service providers include fund accountants (currently, BISYS Ohio), administrators (currently, BB&T Asset Management, Inc.), sub-administrators (currently, BISYS Ohio), investment advisers and sub-advisers (currently, BB&T Asset Management, Inc., Scott & Stringfellow, Inc, and Sterling Capital Management, LLC), custodians (currently, US Bank NA), independent public accountants (currently, KPMG LLP), and attorneys (currently, Ropes & Gray LLP).

In no event shall information regarding the Fund's portfolio holdings be disclosed for compensation.

The frequency with which information regarding the Fund's portfolio holdings will be disclosed, as well as the lag time associated with such disclosure, will vary depending on such factors as the circumstances of the disclosure and the reason therefor.

Other than the service provider arrangements discussed above, the Fund does not have in place any ongoing arrangements to provide information regarding portfolio holdings to any person.

ADDITIONAL TAX INFORMATION

The following discussion summarizes certain U.S. federal tax considerations concerning the ownership of shares in the Funds by insurance company separate accounts for purposes of funding variable life insurance policies and variable annuity contracts (as well as by certain other investors). This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant. It deals with only the status of the Funds as regulated investment companies under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and the application of the diversification rules of Section 817(h) of the Code. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax advisors with regard to the federal, state, local and foreign tax aspects of an investment in the Fund.

Because the shareholders of the Funds will be insurance company separate accounts (and certain other investors), no attempt is made herein to describe the federal tax considerations at the shareholder level. The discussion below is generally based on the assumption that the shares of each Fund will be respected as owned by insurance company separate accounts. If this is not the case, the person or persons determined to own the Fund shares will be currently taxed on Fund distributions, and on the proceeds of any redemption of Fund shares, under the Code.

For information concerning the federal tax consequences to a holder of a variable life insurance policy or a variable annuity contract, please refer to the prospectus for the relevant variable insurance contract.

Each Fund intends to qualify annually and to elect to be treated as a regulated investment company under Subchapter M of the Code. If a Fund so qualifies, it generally will not be subject to federal income taxes to the extent that it distributes on a timely basis its investment company taxable income and its net capital gains.

To qualify to be taxed as a regulated investment company, each Fund generally must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) diversify its holdings so that, at the end of each quarter of the taxable year (a) at least 50% of the market value of the Fund's total assets is represented by cash, cash items (including receivables), U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested (x) in the securities (other than U.S. Government securities or the securities of other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (iii) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (which includes, among other items, dividends, interest, and net short-term capital gains in excess of any net long-term capital losses) and its net tax-exempt interest income, for such year.

In general, for purposes of the 90% gross income requirement described in clause
(i) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership (a) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (b) that derives less than 90% of its income from the qualifying income described in clause (i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of clause (ii) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

As a regulated investment company, each Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years), if any, that it distributes to Shareholders. Each Fund intends to distribute to its Shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. Amounts not distributed by a Fund on a timely basis in accordance with a calendar year distribution requirement may be subject to a nondeductible 4% excise tax. To avoid the tax, each Fund may be required to distribute (or be deemed to have distributed) during each calendar year, (i) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (ii) at least 98% of its capital gains in excess of its capital losses for the twelve month period ending on October 31 of the calendar year (adjusted for certain ordinary losses), and (iii) all ordinary income and capital gains for previous years that were not distributed during such years. The excise tax generally does not apply to any regulated investment company whose shareholders are solely either tax-exempt pension trusts or separate accounts of life insurance companies funding variable contracts. Although the Funds believe they are not subject to the excise tax, each Fund intends to make its distributions in accordance with the calendar year distribution requirement. A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Fund during October, November, or December of that year to Shareholders of record on a date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to any taxable Shareholders for the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are actually received.

If a Fund were to fail to qualify for treatment as a regulated investment company for any taxable year, (1) it would be taxed as an ordinary corporation on its taxable income for that year without being able to deduct the distributions it makes to its shareholders, and (2) each insurance company separate account invested in the Fund would fail to satisfy the diversification requirements of Section 817(h) of the Code, described below, with the result that the contracts supported by that account would no longer be eligible for tax deferral. All distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for treatment as a regulated investment company.

Each Fund also intends to comply with the separate diversification requirements imposed by Section 817(h) of the Code and the regulations thereunder on certain insurance company separate accounts. These requirements, which are in addition to the diversification requirements imposed on a Fund by the 1940 Act and Subchapter M of the Code, place certain limitations on assets of each insurance company separate account used to fund variable contracts. Because Section 817(h) and those regulations treat the assets of a Fund as assets of the related separate account, these regulations are imposed on the assets of the Fund. Specifically, the regulations provide that, after a one year start-up period or except as permitted by the "safe harbor" described below, as of the end of each calendar quarter or within 30 days thereafter no more than 55% of the total assets of a Fund may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and each U.S. Government agency and instrumentality is considered a separate issuer. Section 817(h) provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets is attributable to cash and cash items (including receivables), U.S. Government securities and securities of other regulated investment companies. Failure by a Fund to both qualify as a regulated investment company and satisfy the Section 817(h) requirements would generally cause the variable contracts to lose their favorable tax status and require a contract holder to include in ordinary income any income accrued under the contracts for the current and all prior taxable years. Under certain circumstances described in the applicable Treasury regulations, inadvertent failure to satisfy the applicable diversification requirements may be corrected, but such a correction would require a payment to the Internal Revenue Service (the "IRS") based on the tax contract holders would have incurred if they were treated as receiving the income on the contract for the period during which the diversification requirements were not satisfied. Any such failure may also result in adverse tax consequences for the insurance company issuing the contracts.
                                       46

The IRS has indicated that a degree of investor control over the investment options underlying variable contracts may interfere with the tax-deferred treatment described above. The Treasury Department has issued rulings addressing the circumstances in which a variable contract owner's control of the investments of the separate account may cause the contract owner, rather than the insurance company, to be treated as the owner of the assets held by the separate account, and is likely to issue additional rulings in the future. If the contract owner is considered the owner of the securities underlying the separate account, income and gains produced by those securities would be included currently in the contract owner's gross income. A contract holder's control of the investments of the separate accounts in this case is similar to, but different in certain respects from, those described by the IRS in rulings. The Funds generally have objectives and strategies that are not materially narrower than the investment strategies described in more recent IRS rulings in which strategies, such as large company stocks, international stocks, small company stocks, mortgage-based securities, telecommunications stocks and financial services stocks, were held not to constitute sufficient control over individual investment decisions so as to cause ownership of such investments to be attributable to contract owners. The regulations proposed by the Treasury Department in the summer of 2004 relating to Section 817(h) and current published IRS guidance do not directly speak to the strategies such as those reflected in the Fund, described above. However, the IRS and the Treasury Department may in the future provide further guidance as to what it deems to constitute an impermissible level of "investor control" over a separate account's investments in funds such as the Fund, and such guidance could affect the treatment of the Fund described herein, including retroactively.

In the event that additional rules or regulations are adopted, there can be no assurance that a given Fund will be able to operate as currently described, or that the Trust will not have to change a Fund's investment objective or investment policies. A Fund's investment objective and the investment policies of a Fund may be modified as necessary to prevent any such prospective rules and regulations from causing Variable Contract Owners to be considered the owners of the Shares of a Fund.

Under Treasury Regulations, if a shareholder recognizes a loss on a disposition of a Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (including, for example, an insurance company holding a separate account), the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting, requirement, but under current guidance, shareholders of a regulated investment company are not excepted. This filing requirement applies even though, as a practical matter, any such loss would not, for example, reduce the taxable income of an insurance company. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.

If a Fund invests in shares of a passive foreign investment company, the Fund may be subject to U.S. federal income tax on a portion of an "excess distribution" from, or of the gain from the sale of part or all of the shares in, such company. In addition, an interest charge may be imposed with respect to deferred taxes arising from such distributions or gains. A Fund may, however, be able to elect alternative tax treatment for such investments that would avoid this unfavorable result.

Under the Code, gains or losses attributable to fluctuations in foreign currency exchange rates which occur between the time a Fund accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time that Fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain futures contracts, forward contracts, and options, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains or losses, referred to under the Code as "Section 988" gains or losses, may increase or decrease the amount of a Fund's investment company taxable income to be distributed to its Shareholders as ordinary income.

Distributions

Distributions of any investment company taxable income (which includes among other items, dividends, interest, and any net realized short-term capital gains in excess of net realized long-term capital losses) are treated as ordinary income for tax purposes in the hands of a Shareholder. Net capital gains (the excess of any net long-term capital gains over net short term capital losses) will, to the extent distributed, be treated as long-term capital gains in the hands of a Shareholder regardless of the length of time the Shareholder may have held the Shares.

Hedging Transactions

The diversification requirements applicable to each Fund's assets may limit the extent to which a Fund will be able to engage in transactions in options, futures contracts, or forward contracts.

Other Taxes

Distributions may also be subject to additional state, foreign and local taxes, depending on each Shareholder's situation. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund.

The following table indicates the name, address and percentage of ownership of each person who owns of record or is known by Variable Insurance Funds, the predecessor to the Funds of the Trust, to own beneficially 5% or more of any Class of the outstanding shares of Variable Insurance Funds as of April 3, 2006:

                                 PERCENT OF THE CLASS
                                   TOTAL ASSETS HELD
          FUND/CLASS              BY THE SHAREHOLDER
          ----------             --------------------
CAP MANAGER EQUITY FUND VIF

WILBRANCH CO                            55.88%
PO BOX 2887
ATTN J MICHAEL POLLOCK
WILSON NC 278941847

HARTFORD LIFE                           34.86%
200 HOPMEADOW ST
ATTN DAVID TEN-BROECK
SIMSBURY CT 06070

NATIONWIDE INSURANCE COMPANY             6.62%
NWVA9
PO BOX 182029
COLUMBUS OH 432182029

LARGE CAP VIF

HARTFORD LIFE                           70.83%
200 HOPMEADOW ST
ATTN DAVID TEN-BROECK
SIMSBURY CT 06070

WILBRANCH CO                            25.41%
PO BOX 2887
ATTN J MICHAEL POLLOCK
WILSON NC 278941847

LARGE CAP GROWTH VIF

HARTFORD LIFE                           48.46%
200 HOPMEADOW ST
ATTN DAVID TEN-BROECK
SIMSBURY CT 06070

WILBRANCH CO                            44.18%

PO BOX 2887
ATTN J MICHAEL POLLOCK
WILSON NC 278941847

NATIONWIDE INSURANCE COMPANY             7.13%
NWVA9
PO BOX 182029
COLUMBUS OH 432182029

MID CAP GROWTH VIF

HARTFORD LIFE                           51.65%
200 HOPMEADOW ST
ATTN DAVID TEN-BROECK
SIMSBURY CT 06070

WILBRANCH CO                            39.19%
PO BOX 2887
ATTN J MICHAEL POLLOCK
WILSON NC 278941847

NATIONWIDE INSURANCE COMPANY             7.99%
NWVA9
PO BOX 182029
COLUMBUS OH 432182029

SPECIAL OPPORTUNITY EQUITY VIF

WILBRANCH CO                            59.02%
PO BOX 2887
ATTN J MICHAEL POLLOCK
WILSON NC 278941847

HARTFORD LIFE                           38.61%
200 HOPMEADOW ST
ATTN DAVID TEN-BROECK
SIMSBURY CT 06070

TOTAL RETURN BOND VIF

WILBRANCH CO                            80.78%
PO BOX 2887
ATTN J MICHAEL POLLOCK
WILSON NC 278941847

HARTFORD LIFE                           15.86%
200 HOPMEADOW ST
ATTN DAVID TEN-BROECK
SIMSBURY CT 06070

MISCELLANEOUS

Individual Trustees are elected by the Shareholders and, subject to removal by a majority of the Board of Trustees present at a meeting of the Trustees (a quorum being present), serve for a term lasting until the next meeting of Shareholders at which Trustees are elected and until the election and qualification of his or her successor. Such meetings are not required to be held at any specific intervals. In accordance with current laws, it is anticipated that an insurance company issuing a Variable Contract that participates in the Funds will request voting instructions from variable contract owners and will vote shares or other voting interests in the Separate Account in proportion of the voting instructions received.

The Trust is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the Trust.

The Prospectuses and this SAI omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

The Prospectuses and this SAI are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses and this SAI.

                              FINANCIAL STATEMENTS

Audited financial statements as of December 31, 2005 are incorporated by reference to the Annual Report to Shareholders, dated as of December 31, 2005, which has previously been sent to Shareholders of each Fund pursuant to the 1940 Act and previously filed with the Securities and Exchange Commission. A copy of the Annual Report and the Funds' latest Semi-Annual Report may be obtained without charge by contacting the Sub-Administrator at 3435 Stelzer Road, Columbus, Ohio 43219 or by telephoning toll-free at (800) 228-1872.

                                    APPENDIX

                           DESCRIPTION OF BOND RATINGS

DESCRIPTION OF MOODY'S BOND RATINGS:

Excerpts from Moody's description of its bond ratings are listed as follows: Aaa
- judged to be the best quality and they carry the smallest degree of investment risk; Aa - judged to be of high quality by all standards - together with the Aaa group, they comprise what are generally known as high-grade bonds; A - possess many favorable investment attributes and are to be considered as "upper medium grade obligations"; Baa - considered to be medium grade obligations, i.e., they are neither highly protected nor poorly secured -interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time; Ba - judged to have speculative elements, their future cannot be considered as well assured; B - generally lack characteristics of the desirable investment; Caa - are of poor standing - such issues may be in default or there may be present elements of danger with respect to principal or interest; Ca - speculative in a high degree, often in default; C - lowest rated class of bonds, regarded as having extremely poor prospects.

Moody's also supplies numerical indicators 1, 2 and 3 to rating categories. The modifier 1 indicates that the security is in the higher end of its rating category; the modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking toward the lower end of the category.

DESCRIPTION OF S&P's BOND RATINGS:

Excerpts from S&P's description of its bond ratings are listed as follows: AAA - highest grade obligations, in which capacity to pay interest and repay principal is extremely strong; AA - has a very strong capacity to pay interest and repay principal, and differs from AAA issues only in a small degree; A - has a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories; BBB - regarded as having an adequate capacity to pay interest and repay principal; whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. This group is the lowest which qualifies for commercial bank investment. BB, B, CCC, CC, C - predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligations; BB indicates the highest grade and C the lowest within the speculative rating categories. D - interest or principal payments are in default.

S&P applies indicators "+," no character, and "-" to its rating categories. The indicators show relative standing within the major rating categories.

DESCRIPTION OF MOODY's COMMERCIAL PAPER RATINGS:

Excerpts from Moody's commercial paper ratings are listed as follows: PRIME - 1
- issuers (or supporting institutions) have a superior ability for repayment of senior short-term promissory obligations; PRIME - 2 - issuers (or supporting institutions) have a strong ability for repayment of senior short-term promissory obligations; PRIME - 3 - issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term promissory obligations; NOT PRIME - issuers do not fall within any of the Prime categories.

DESCRIPTION OF S&P's RATINGS FOR CORPORATE AND MUNICIPAL BONDS:

INVESTMENT GRADE RATINGS: AAA - the highest rating assigned by S&P, capacity to pay interest and repay principal is extremely strong; AA - has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree; A - has strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories; BBB - regarded as having an adequate capacity to pay interest and repay principal - whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

SPECULATIVE GRADE RATINGS: BB, B, CCC, CC, C - debt rated in these categories is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal - while such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions; CI - reserved for income bonds on which no interest is being paid; D -in default, and payment of interest and/or repayment of principal is in arrears. PLUS (+) OR MINUS (-) - the ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

DESCRIPTION OF S&P's RATINGS FOR SHORT-TERM CORPORATE DEMAND OBLIGATIONS AND COMMERCIAL PAPER:

An S&P commercial paper rating is a current assessment of the likelihood of timely repayment of debt having an original maturity of no more than 365 days. Excerpts from S&P's description of its commercial paper ratings are listed as follows: A-1 - the degree of safety regarding timely payment is strong - those issues determined to possess extremely strong safety characteristics will be denoted with a plus (+) designation; A-2 - capacity for timely payment is satisfactory - however, the relative degree of safety is not as high as for issues designated "A-1;" A-3 - has adequate capacity for timely payment - however, is more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations; B - regarded as having only speculative capacity for timely payment; C - a doubtful capacity for payment; D
- in payment default - the "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.